                                                                   EXHIBIT 10.36

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE IDENTIFIED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTION HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                  EXECUTION COPY

                          TECHNICAL SERVICES AGREEMENT

         This Agreement is entered into as of October 18, 2001 (the "Effective Date"), between EXULT, INC. ("PROVIDER") and INTERNATIONAL PAPER COMPANY (together with the other members of the Company Group, "COMPANY").

The Parties agree to the terms and conditions set forth in this Agreement including the Schedules referenced in this Agreement.

SIGNED FOR AND ON BEHALF OF PROVIDER:

Signature:
          --------------------------------

By:      [***]*

SIGNED FOR AND ON BEHALF OF COMPANY:

Signature:
          --------------------------------

By:      [***]*

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* Confidential information has been omitted


                          Technical Services Agreement
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                                TABLE OF CONTENTS

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Background...............................................................     1

Article 1.  Relationship Protocols.......................................     1
         1.1      Contracting Parties....................................     1
         1.2      Evolving Nature of Relationship........................     1
         1.3      Inherent Services......................................     2
         1.4      Changing Nature of Services............................     2
         1.5      Conflicts of Interests.................................     2
         1.6      Alternate Providers....................................     2
         1.7      Most Favored Customer..................................     2
         1.8      Additional Agreements..................................     2

Article 2.  The Services.................................................     3
         2.1      Obligation to Provide Services.........................     3
         2.2      Affiliate Participation................................     3
         2.3      Third Party Participation..............................     3
         2.4      Service Levels; Reporting..............................     3
         2.5      Service Credits; Fees at Risk..........................     4
         2.6      Sole and Exclusive Remedy; Option......................     4
         2.7      Disaster Recovery Services.............................     4
         2.8      Audits.................................................     4
         2.9      Change of Requirements.................................     5
         2.10     Regulatory Compliance..................................     5
         2.11     Use of Subcontractors..................................     7
         2.12     Special Projects.......................................     7
         2.13     New Services...........................................     7
         2.14     Required Consents......................................     8
         2.15     Responsibility for Data Accuracy.......................     8

Article 3.  Platform Components..........................................     8
         3.1      Component Rights.......................................     8
         3.2      Software and Hardware Migration........................     9
         3.3      Appointment as Company Representative..................     9
         3.4      License, Lease and Maintenance Fees....................    10
         3.5      Viruses................................................    10

Article 4.  Change Management............................................    10
         4.1      Change Control Procedures..............................    10

Article 5.  Transition and Resources.....................................    11
         5.1      Transition Plan........................................    11
         5.2      Affected Employees.....................................    11
         5.3      Resources..............................................    11

Article 6.   Service Staffing............................................    11
         6.1      Relationship Managers..................................    11
         6.2      Key Personnel..........................................    12
         6.3      Provider's Replacement of Personnel....................    12
         6.4      Retention of Experienced Resources.....................    12
         6.5      Efficient Use of Resources.............................    12
         6.6      Non-solicitation of Employees..........................    12

Article 7.  Charges and Disbursements....................................    13
         7.1      Charges................................................    13
         7.2      Taxes..................................................    13
         7.3      Service Credits........................................    14

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         7.4      Benchmarking...........................................    14

Article 8.  Invoicing and Payment........................................    14
         8.1      Invoicing..............................................    14
         8.2      Invoice Payment........................................    14
         8.3      Disputed Charges/Credits...............................    14
         8.4      Setoff Rights..........................................    15

Article 9.  Technology Rights............................................    15
         9.1      Pre-Existing Property..................................    15
         9.2      Development Works......................................    15
         9.3      Company License........................................    15
         9.4      No Other Licenses......................................    15
         9.5      Assignments............................................    15
         9.6      Other Agreements.......................................    15

Article 10.  Confidentiality.............................................    15
         10.1     Covenants..............................................    15
         10.2     Exclusions.............................................    16
         10.3     Limitations............................................    16
         10.4     Residual Rights........................................    16

Article 11.  Security....................................................    16
         11.1     Data Ownership and Privacy.............................    17
         11.2     Data Security..........................................    17
         11.3     Other Security Measures................................    17

Article 12.  Term and Termination........................................    18
         12.1     Term...................................................    18
         12.2     Renewal................................................    18
         12.3     Termination by Company for Cause.......................    18
         12.4     Termination by Company for Change of Control...........    19
         12.5     Termination by Company for Convenience.................    19
         12.6     Termination by Provider................................    19

Article 13.  Effect of Termination.......................................    19
         13.1     Survival of Selected Provisions........................    19
         13.2     Extension..............................................    19
         13.3     Services Transfer Assistance...........................    20
         13.4     Other Rights...........................................    20
         13.5     Winddown...............................................    22

Article 14.  Liability...................................................    22
         14.1     Damages and Liability Limits...........................    22
         14.2     Exclusions.............................................    23

Article 15.  Warranties..................................................    23
         15.1     Provider Warranties....................................    23
         15.2     Party Warranties.......................................    23
         15.3     Disclaimers............................................    23

Article 16.  Indemnities.................................................    24
         16.1     Indemnity by Provider..................................    24
         16.2     Indemnity by Company...................................    25
         16.3     Indemnification Procedures.............................    26
         16.4     Clarifications.........................................    26
         16.5     Primary Indemnification................................    26

Article 17.  Insurance...................................................    27
         17.1     Provider Insurance.....................................    27

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         17.2     Mutual Waiver of Subrogation...........................    27

Article 18.  Dispute Resolution..........................................    28
         18.1     Dispute Resolution Process.............................    28
         18.2     Continued Performance..................................    28

Article 19.  Force Majeure...............................................    28
         19.1     Force Majeure..........................................    28
         19.2     Exceptions.............................................    29

Article 20.  General Terms...............................................    29
         20.1     Governing Law..........................................    29
         20.2     Choice of Forum........................................    29
         20.3     Relationship of the Parties............................    29
         20.4     Publicity..............................................    29
         20.5     Entire Agreement, Updates, Amendments and Modifications    29
         20.6     Waiver.................................................    30
         20.7     Severability...........................................    30
         20.8     Counterparts...........................................    30
         20.9     Binding Nature and Assignment..........................    30
         20.10    Notices................................................    30
         20.11    No Third Party Beneficiaries...........................    30
         20.12    Other Documents........................................    31
         20.13    Consents and Approvals.................................    31


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                                LIST OF SCHEDULES

                  Account Governance Schedule (Schedule L)
                  Additional Agreements Schedule (Schedule X)
                  Affected Employees Arrangements Schedule (Schedule J) Agreed Damages Exceptions Schedule (Schedule O)
                  Auditor Confidentiality Schedule (Schedule Y)
                  Benchmarking Schedule (Schedule P)
                  Change Control Schedule (Schedule K)
                  Charges Schedule (Schedule C)
                  Data Privacy and Security Procedures Schedule (Schedule Q) Disaster Recovery Schedule (Schedule N)
                  Dispute Resolution Schedule (Schedule R)
                  Hardware Rights Schedule (Schedule M)
                  In Flight Projects Schedule (Schedule H)
                  Insurance Schedule (Schedule S)
                  Key Personnel Schedule (Schedule E)
                  List of Affected Employees Schedule (Schedule D)
                  Reports Schedule (Schedule U)
                  Service Levels (Schedule B)
                  Services Schedule (Schedule A)
                  Software Rights Schedule (Schedule F)
                  Technology Process Governance Schedule (Schedule V) Termination Assistance Schedule (Schedule T)
                  Termination for Convenience (Schedule Z)
                  Third Party Participation Schedule (Schedule W)
                  Transition Plan Schedule (Schedule G)


Confidential              Technical Services Agreement

                                   BACKGROUND

            (i) Company is a global forest products, paper and packaging company, which, as of the Effective Date, has operations in the U.S., Canada, Europe, Asia, Latin America and South America. Presently, Company provides certain information technology support services for the Company Group, including, but not limited to, researching and responding to inquiries from Company Group employees and agents regarding the functionality of the Company Group's human resources, payroll and benefits software applications.

Provider is a provider of integrated services designed to manage human resources functions for large, multinational corporations, including those services required by Company. After consideration of various service providers, Company has chosen Provider as the service provider best qualified to assist Company in achieving its goals and objectives. The Parties have documented in this Agreement the terms and conditions under which Company agrees to purchase, and Provider agrees to provide, such information technology support services.

This Background Section is intended as general background only and is not intended to alter the plain meaning of the terms and conditions of this Agreement or to require either Party to undertake performance obligations not required by this Agreement.

The Parties acknowledge that Company's purchase of the Services under this Agreement was optional and was not required by Company's purchase of any other services from Provider.

For ease of reference, capitalized terms used in this Agreement are defined in the Glossary attached hereto as APPENDIX A.

                       ARTICLE 1. RELATIONSHIP PROTOCOLS

1.1. Contracting Parties. Company shall contract on behalf of and will be responsible for all obligations of the Company Group under this Agreement. Provider shall contract on behalf of and will be responsible for all obligations of Provider under this Agreement.

1.2.  Evolving Nature of Relationship.

      (a) The Schedules to this Agreement will be updated by the Parties as set forth in this Agreement as necessary or appropriate during the Term to accurately reflect the evolution of the Services and components and elements of the Services as described therein and the development of the law applicable to the Services.

      (b) Company and Provider agree that the Services may require adjustments to reflect the developing business and operations of the Company Group and Provider, that the relationship memorialized by this Agreement is dynamic in nature and will evolve as the operating and business environment of the Company Group changes and evolves, and that the scope of the Services to be provided by Provider to the Company Group during the Term and corresponding fees charged by Provider may be changed and modified with the written agreement of the Parties pursuant to the Change Control Procedures. Therefore, the Company/Provider Executive Steering Committee will periodically evaluate the business and operating strategies of each Party and recommend modifications to, and evolution of, the Services (including the Service Levels) to optimize such strategies and determine the reasonable effect that any modifications of the Services may have on the fees chargeable by


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            Provider under this Agreement, taking into account all relevant material facts and circumstances [***]*

1.3.  Inherent Services.

      (a) The Parties acknowledge and agree that there are functions, responsibilities, activities and tasks not specifically described in this Agreement which are required for the proper performance and provision of the Services and are a necessary, customary or inherent part of, or a necessary sub-part included within, the Services. Subject to the terms of Section 1.3(c) below, such functions, responsibilities, activities and tasks shall be deemed to be implied and included within the scope of the Services to the same extent and in the same manner as if specifically described in this Agreement.

      (b) The Parties acknowledge and agree that there are functions, responsibilities, activities and tasks not specifically described in this Agreement which are a customary or inherent part of, or a necessary sub-part included within, the responsibilities retained by Company and which shall not be transferred to Provider. Subject to the terms of Section 1.3(c) below, such functions, responsibilities, activities and tasks shall be deemed to be retained by Company to the same extent and in the same manner as if specifically described in this Agreement as being retained by Company.

      (c) The Parties recognize that it may not be possible in all cases to determine clearly whether a given function, responsibility, activity or task should be performed by Provider as an inherent part of the Services or instead should be retained by Company as a responsibility that has not been transferred to Provider. The Parties agree to work together in good faith in such cases to appropriately assign responsibility for the performance of such function, responsibility, activity or task, including those described in the SERVICES SCHEDULE (SCHEDULE A).

1.4. Changing Nature of Services. While the Parties will endeavor to update, modify and amend this Agreement and the Schedules as necessary or appropriate from time to time to reflect various adjustments in the arrangements contemplated by this Agreement, the Parties acknowledge that such adjustments may not always be documented with specificity. Therefore, the Parties agree to deal with each other in good faith to resolve all issues presented by each Party to the other and any disputes that may arise.

1.5. Conflicts of Interests. Provider shall not use any of the Company telephony platform, Hardware or Company Software Assets to perform services for others (including Provider), without the prior written consent of Company. Provider shall not use any of the Company Support Services to perform services for others (including Provider), without the prior written consent of Company until such time as Provider and Company transition to a new delivery and fee model based on business process outputs for the delivery of Services as described in the CHARGES SCHEDULE (SCHEDULE C).

1.6.  [***]*

1.7.  [***]*

1.8 Additional Agreements. The parties have agreed to enter into the transactions contemplated in the ADDITIONAL AGREEMENTS SCHEDULE.

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* Confidential information has been omitted


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                            ARTICLE 2. THE SERVICES

2.1. Obligation to Provide Services. During the Term, Provider shall provide the Services to and perform the Services for the Company Group. The scope of Services is described in the SERVICES SCHEDULE (SCHEDULE A), the service levels are described in the SERVICE LEVEL SCHEDULE (SCHEDULE B), and the charges are described in the CHARGES SCHEDULE (SCHEDULE C).

2.2.  Affiliate Participation.

      (a)   [***]*

      (b) If the Company Group divests or no longer controls a given Affiliate or other particular operations or assets that were receiving Services under this Agreement, at Company's request: (i) Provider shall continue to provide the Services to such former Company Group entity, operations or assets [***]* for a period of no more than [***]* following the closing date of the applicable transaction,
            (ii) the amount of Services provided to such former Company Group entity, operations or assets will be consolidated with the amount of Services provided to the Company for the purposes of calculating the Charges to be charged by Provider to the Company and such former Company Group entity from and after the closing date of such transaction for the period during which Provider provides the Services to the former Company Group entity at the direction of the Company and (iii) at either Party's option, the relevant parties will use commercially reasonable efforts to enter into a new contract and modification of this Agreement in order to effectuate the intent of this Section 2.2(b); provided that pending execution of such new contract and modification, the provision of Services [***]* therefor shall continue to be governed by this Agreement, and Company shall require any divested entity or successor entity that receives services under this Section 2.2(b) to agree to comply with the provisions of this Agreement.

      (c) Provider shall perform any transition services required to transition any operation into or out of the Provider's Service delivery platform contemplated by this Section 2.2 as a New Service expressly subject to the provisions of Section 2.13 governing the delivery of New Services by Provider to Company. [***]*

2.3. Third Party Participation. Third parties supporting the Company Group Business, such as Company contractors and subcontractors, shall be entitled to access and use Services, but only as necessary or appropriate for their delivery of services supporting the Company Group business. Company shall ensure that, at the request of Provider, each such third-party participant enters into a written agreement with Company that
      (i) limits the third party's disclosure and use of information that it obtains from Provider solely to the support of the Company Group, (ii) obligates such third party supplier to comply with Provider's general security policies applicable to the relevant Provider activities and (iii) at the request of Provider in appropriate cases, names Provider as a third-party beneficiary of such arrangement. The third parties or categories of such third parties are set forth in the THIRD PARTY PARTICIPATION SCHEDULE.

2.4.  Service Levels; Reporting

      (a) Provider agrees that, from and after the Process Take-On Date, that its performance of the Services will conform to the requirements of the applicable Service Levels set forth in the SERVICE LEVELS SCHEDULE (SCHEDULE B) to this Agreement (as such schedule may be modified from time to time pursuant to 2.4(b) below). Provider will measure its performance of the Services relative to the Service Levels.

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* Confidential information has been omitted


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      (b)   Company and Provider will, [***]*, review and consider commercially reasonable changes, modifications, deletions and replacements of and additions to the Service Levels and the Service Credits for the purposes of better and more timely reflecting, facilitating and supporting the continuing development, and evolving priorities of the Company Group and the Company Group Business. Any such changes will be implemented through the Change Control Procedures. The Service Levels shall not be changed, modified or adjusted downward or upward without the prior written agreement of the Parties. [***]* The Parties agree to cooperate and deal with each other in good faith to promptly resolve on a reasonable basis in consonance with the purposes of the review process, any differences between the Parties regarding appropriate changes to, modifications of, additions to, deletions of and replacements of the Service Levels and the Service Credits.

      (c) Provider shall implement the necessary measurement and monitoring tools and procedures to measure and report Provider's performance of the Services against the Service Levels as such standards and levels may be developed, modified and changed during the Term and as the Services may evolve and be supplemented and enhanced during the Term. Such measurement and monitoring shall permit reporting at a reasonable level of detail sufficient to verify compliance with the Service Levels and application of any attendant Service Credits. Provider shall prepare and maintain detailed records regarding its compliance with the Service Levels and the determination and application of attendant Service Credits, and shall permit Company and its designees access to all such records for the purposes of performing verifying audits, planning and identifying possible process improvements. Upon request Provider shall provide Company with information and reasonable access to such tools and procedures, and the records relating thereto, for purposes of verification of the reported performance levels.

      (d) Provider shall provide Company with the reports regarding its performance in accordance with the REPORTS SCHEDULE.

2.5.  [***]*

2.6.  [***]*

2.7. Disaster Recovery Services. Provider will provide Disaster Recovery Services pertaining to the Services in accordance with the DISASTER RECOVERY SCHEDULE. Company shall provide reasonable assistance and cooperation to support Provider's efforts to deliver such Disaster Recovery Services. Company shall retain responsibility to perform its obligations in accordance with the DISASTER RECOVERY SCHEDULE.

2.8. Audits. Provider will assist the Company Group in meeting the respective audit and regulatory requirements applicable to members of the Company Group as and to the extent described in this Section 2.8. Company shall have the right to conduct or permit to be conducted regulatory, operational, financial and internal audits. Provider will provide access to the facilities where Provider will perform the Services and Provider's data, information and records, (i) to enable the Company Group and its auditors and examiners to conduct appropriate audits and examinations of the Company Group's operations and Provider's operations relating to the performance of the Services, and (ii) to verify that Provider's charges and credits to Company are accurate and that the Services are being provided in accordance with this Agreement and the Service Levels. Except as otherwise required by regulatory auditors, Company shall provide at least [***]* notice to Provider of its need for such access and Provider shall then provide such access during reasonable hours. If any audit or examination reveals that Provider's invoices for the audited period are not correct (other than amounts in dispute pursuant to Section 8.3), Provider shall promptly reimburse Company for the amount of any overcharges, or Company shall promptly pay Provider for the

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* Confidential information has been omitted


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
      amount of any undercharges. Company shall choose the auditors that will conduct the audits provided for in this Section 2.8; provided, however, that except as otherwise required by regulatory auditors, no personnel conducting such audits shall then currently be engaged in any other assignment that is in direct and material competition with Provider's principal business. In addition, Company agrees to exercise commercially reasonable efforts to reasonably accommodate any reasonable, good faith concerns identified by Provider to Company's selection of an auditing firm that is a competitor of or has a business unit that is competitive with Provider. No person or entity may serve as an auditor unless and until that prospective auditor has entered into a written agreement with Company that includes those requirements set forth on the AUDITOR CONFIDENTIALITY SCHEDULE. Provider shall have the right to conduct such orientation and closing conferences with non-regulatory auditors as are reasonable and customary in the management of such audit activities. Company will pay the costs associated with conducting any audits (which shall include fees and expenses paid to Company's third party auditors and examiners), except that each Party will pay its internal costs relating to audits and Provider shall pay the reasonable costs of any external auditors engaged by Company to perform financial audit of the Charges invoiced by Provider under this Agreement if such audit reveals that the audited Charges exceed the correct Charges by [***]*

2.9.  Change of Requirements.

      (a) During the Term, if either Party determines that Company requires a sustained substantial increase or reduction in the level of Services or any element of the Services needed by the Company Group Business such changes shall be governed by applicable provisions of Section 2.2(b) and this Section 2.9.

      (b) Each Party will notify the other of its determination that a sustained substantial increase or reduction of the level of the Services or any element of the Services will be required. Provider will promptly prepare and deliver to Company a written plan setting forth the nature, composition and extent of the changes to the Services, the adjustments in the Charges and Service Levels, as applicable, for the Services implied by such events and the Provider resource disposition and asset reallocation schedule that will need to be implemented in order to accommodate the increase or decrease of resource requirements for such changes in an equitable and cost-effective manner without disruption to the Company Group's continuing operations. The plan, including the impact on the Charges that will result therefrom will be promptly reported to Company for review and acceptance. Upon acceptance by Company, Provider will make the applicable adjustments to the Charges and components thereof in accordance with the plan to reflect the foregoing and distribute and execute amended Schedules as appropriate.

2.10. Regulatory Compliance.

      (a) As part of, and to the extent relevant to, the Services, Provider will identify, interpret and comply in all material respects (i) with the laws and regulations applicable to payroll matters, including without limitation wage and hour laws, tax withholding and garnishments, and (ii) with the laws and regulations applicable as relevant to Provider's business operations under this Agreement. In addition and as part of the Services, Provider shall identify the impact of changes in the foregoing laws and regulations on its ability to deliver the Services. Provider shall notify Company of such changes and shall work with Company to identify the impact of such changes on how Company uses the Services. Provider does not otherwise have, and Company retains, responsibility for identifying or interpreting (i) laws and regulations applicable as relevant to Company's business operations under this Agreement, including without limitation, employment benefits, employee rights and discrimination laws, other human resources-related Laws, and all fiduciary obligations

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      arising under such laws, and (ii) laws and regulations applicable to
      Company in its capacity as a global forest products, paper and packaging company.

(b) Without limiting the generality of the preceding sentence, the Parties specifically agree that they may need to make appropriate adjustments to the arrangements contemplated by this Agreement to address the impact of the laws, rules and regulations applicable to such arrangements. Further, the Parties may need to amend this Agreement within a commercially reasonable time prior to the effective date of any HIPAA privacy regulations, as may be necessary for the Services and this Agreement to comply with such regulations. Company's reasonable good faith interpretation of any law, rule or regulation shall be conclusive in determining whether any such change is necessary. Any change to the Services required as a result of any change in any Law or in the interpretation thereof shall be implemented by Provider in accordance with Company's written instructions, and any changes to the Charges as may be appropriate as a result of such changes in Services will be given effect through the Change Control Procedures.

(c) If either Party receives an official charge of non-compliance from a governmental entity with respect to the performance of its obligations under this Agreement, such Party will promptly notify the other Party of such charge in writing.

(d) To the extent that Company is obligated to comply with particular laws and regulations associated with benefits plans, payroll and other activities, Provider shall provide as part of the Services assistance and cooperation (including without limitation, documentation) as requested by Company in writing to permit Company to comply with such laws and regulations; provided that any change or addition to the Services and Charges required by such cooperation, assistance and documentation shall be given effect through the Change Control Procedures.

(e) Company may submit to Provider findings and recommendations regarding compliance by Provider with applicable laws and regulations, which Provider will analyze and consider in good faith. Provider shall promptly provide to Company Provider's evaluation of such findings and recommendations and, if applicable, Provider's plan for addressing such findings and recommendations. The Parties shall promptly make any resulting modifications to the Services and Charges as are reasonably necessary to give effect to such changes through the Change Control Procedures.

(f) Provider shall be responsible for any fines and penalties imposed on Provider or Company arising from any noncompliance with the laws and regulations for which Provider is responsible under Subsection (a) above by Provider, its agents, subcontractors or third party product or service providers, except to the extent that such noncompliance was caused by Company, Company Group or their respective affiliates, agents or sub-contractors. Company shall be responsible for any fines and penalties imposed on Provider and Company arising from any noncompliance with the laws and regulations for which Company retains responsibility under Subsection (a) above by Company or its agents, subcontractors or third party product or service providers, except to the extent that such noncompliance was caused by Provider, its affiliates, agents or subcontractors.


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2.11. Use of Subcontractors.

      (a) Provider may not subcontract any material portion of the Services covered by the Baseline Charges (individually or in the aggregate) without Company's prior written consent. Company agrees that when informed by Provider of Provider's desire to subcontract with respect to the performance of the Services, Company shall enter into good faith discussion with Provider to assess the appropriateness of Provider's desired subcontracting arrangement.

      (b) Provider may use temporary staffing to perform information technology services, temporary staffing included in the Baseline and temporary staffing that perform the services of Affected Employees who are no longer employed by Provider without limitation on the number of such personnel. Provider may utilize other temporary staffing to provide other Services, [***]*

      (c) No subcontracting, whether or not permitted, shall relieve Provider of its performance obligations under this Agreement. Provider shall remain primarily liable and obligated to Company for the timely and proper performance of all of its obligations hereunder even if such obligations are delegated to third party subcontractors, and for the proper and timely performance and actions of any person or entity to which it delegates or subcontracts any such obligation.

2.12. Special Projects. Provider will perform the special projects set forth in the IN-FLIGHT PROJECTS SCHEDULE in accordance with its terms and with the terms of this Agreement. From time to time during the Term, Provider will perform additional special projects for Company at Company's request. Except as otherwise agreed, charges for the performance of project work will be determined in accordance with the CHARGES SCHEDULE (SCHEDULE C). Any special projects will be completed on time and in accordance with the specifications for each such project.

2.13. New Services.

      (a) If Company requests Provider to perform an additional function, responsibility or task that is not described on the SERVICES SCHEDULE (SCHEDULE A), such additional function, responsibility or task will be considered a "New Service". If Company's request for a New Service includes a request for Provider to correspondingly reduce or eliminate one or more existing elements of the Services then being provided hereunder, Provider shall determine the resources and expenses related to the element or elements of the Services being reduced or eliminated and those required for the services being added.

      (b) Promptly after receiving each request for New Services from Company, Provider will provide a written quote to Company setting forth the net increase or decrease in the Charges and/or other charging methodologies, and if applicable, increases and decreases in resource units and additional resource baselines, if any, that will be attributable to such New Services, and will concurrently deliver to Company as a part of such quote a detailed description of and proposal for the New Services together with a report regarding the ramifications and impacts of such New Services on the Services. All changes in the Charges and other charging methodologies will be based upon the required proportional increase in personnel, system and other resources applicable to the New Services relative to the Charges and other existing charging methodologies. Upon receipt of such quote and other documentation, Company may then elect to have Provider perform the New Services, and the Charges and, if applicable, other charging methodologies and resource baselines will be established and/or adjusted to reflect such New Services. Notwithstanding the foregoing, nothing herein shall be deemed to obligate Company to obtain New Services from Provider.

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      (c)   The Parties agree that changes during the Term in functions, responsibilities and tasks that are within the scope of the Services will not be deemed to be New Services, if such functions, responsibilities and tasks evolved or were supplemented and enhanced during the Term by Provider in its sole discretion or pursuant to the provisions of this Agreement, unless such function, responsibility or task was approved by Company pursuant to the Change Control Procedures.

      (d) Without limiting the provisions of Section 1.6 or Section 2.2, if the Parties cannot agree that a function, responsibility or task falls within the definition of a New Service, and Company either demonstrates that such function, responsibility or task is required by law or regulation or determines in good faith that the function, responsibility or task is critical to Company's business, then Provider shall nevertheless perform the disputed function, responsibility or task if requested by Company. The determination of whether any function, responsibility or task is a New Service to be paid by Company will be determined pursuant to the Dispute Resolution Process.

      (e) Changes to this Agreement and to the Schedules to reflect New Services will be effected and documented through Change Control Procedures.

2.14. Required Consents. With respect to Third Party Agreements, each Party will be responsible for (i) obtaining all consents or rights to use, and (ii) paying the costs, if any, of obtaining the consents or rights to use, in accordance with the SOFTWARE RIGHTS SCHEDULE (SCHEDULE F) and as indicated on the CHARGES SCHEDULE (SCHEDULE C). All such consents or rights to use and transfers shall be obtained or made within [***]* after the Effective Date, but in no event later than the Process Take-On Date or the date required under the Transition Plan, unless otherwise agreed by the Parties in writing. If any consent or right to use is not obtained or a required transfer is not made, the Parties shall cooperate with each other in achieving a reasonable alternative arrangement for each Party to continue to process its work with minimum interference to its business operations unless and until such consents or rights to use are obtained or required transfers are made. The Parties shall allocate the cost of achieving such reasonable alternative arrangement based on which Party is responsible for obtaining the relevant consent or right to use or making the relevant transfer and on such other facts and circumstances as may be appropriate.

2.15. Responsibility for Data Accuracy. Company shall use reasonable efforts to detect, isolate and correct all errors in the data created, collected, disseminated, forwarded, processed or stored by Company and provided to Provider in connection with the Services. As part of the Services, Provider shall use reasonable efforts to detect, isolate and correct all errors in the data created, collected, disseminated, forwarded, processed or stored by Provider in connection with the Services. Company shall reimburse Provider the cost of Provider's correction of errors that are present in Company-provided data, provided the errors are present in such data at the time Company delivers or makes it available to Provider.

                         ARTICLE 3. PLATFORM COMPONENTS

3.1.  Component Rights.

      (a)   The Parties shall identify on the SOFTWARE RIGHTS SCHEDULE (SCHEDULE
            F) all Software required to provide the Services as of the commencement date, and shall categorize the Software as follows: (i) Software licensed by the Company Group which will be made available for use by Provider in connection with its delivery of the Services under Provider's appointment as Company's representative pursuant to
            Section 3.3; (ii) third party Software

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            licensed by the Company Group for which a right to use shall be obtained permitting Provider to access the Software in connection with its delivery of the Services, designating whether Company or Provider shall have responsibility for obtaining such right to use;
            (iii) proprietary Company-owned Software for use by Provider in connection with its delivery of the Services; (iv) proprietary Provider-owned Software which will be made available for use by Company in connection with its receipt of the Services; and (v) Software which is licensed by Provider from a third party which will be made available for use by Company in connection with its receipt of the Services.

      (b)   The Parties shall identify on the HARDWARE RIGHTS SCHEDULE (SCHEDULE
            M) all Hardware required to provide the Services as of the commencement date, and shall categorize such Hardware as follows:
            (i) Company Group owned Hardware which shall be transferred to Provider as part of the purchased assets; (ii) Company Group owned Hardware which Company will make available for use by Provider in connection with its delivery of the Services; (iii) Hardware which is leased by the Company Group from a third party and which Provider will use under Provider's appointment as Company's representative pursuant to Section 3.3; and (iv) leased Hardware for which a consent shall be obtained permitting Provider to use the Hardware in connection with its delivery of the Services, designating whether Company or Provider shall have responsibility for obtaining such consent.

      (c)   The Parties shall identify on the SOFTWARE RIGHTS SCHEDULE (SCHEDULE
            F) or the HARDWARE RIGHTS SCHEDULE (SCHEDULE M) all Third Party Agreements required to provide the Services as of the Effective Date, and shall categorize such Third Party Agreements as either Right to Use Agreements, Retained Agreements, Company Proprietary Agreements, Provider Proprietary Agreements, or Provider Third Party Agreements.

      (d) Provider will provide to Company within a reasonable period after Company's request a current list of the applications Software required to provide the Services.

3.2.  Software and Hardware Migration.

      (a) Provider and Company contemplate that certain of the information technology platform operated by Company and used exclusively to support the Employee Service Center shall be migrated from the Company to Provider on or before the Migration Date. The Parties therefore agree that on or before the Migration Date, Provider will discontinue its use of the Company Hardware located at the Employee Service Center and the Company Software residing on such Hardware. Provider will be responsible for determining the information technology migration plan and procedures with any changes to the Services and Charges to be handled through the Change Control Procedures. Except as otherwise agreed pursuant to the Change Control Procedures, Provider will be responsible for obtaining the necessary Hardware and Software at the Employee Service Center to continue to perform the Services following the Migration Date and for all costs associated with obtaining such Hardware and Software.

      (b) Regarding the Company Hardware and Software, other than the SAP software, that Provider has the right to use or access in connection with the Services but which is not located at the Employee Service Center, the Parties agree to use the Change Control Procedures at any time and from time to time to determine any changes to Provider's right to use or access to such Hardware and Software and the impact of such changes on the Charges. Regarding the SAP software, the Parties agree that Provider will not be responsible for obtaining a SAP license to perform the Services for Company.

3.3.  Appointment as Company Representative.


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
      (a) Company authorizes Provider to act as the representative of the Company and the members of the Company Group, and Provider accepts such authorization, for the limited purposes of accessing the applicable Software and Hardware under the Retained Agreements.

      (b) Provider will perform its obligations and responsibilities as representative of Company and Company Group under the Right to Use Agreements and the Retained Agreements subject to the provisions of this Agreement, the SOFTWARE RIGHTS SCHEDULE (SCHEDULE F), the HARDWARE RIGHTS SCHEDULE (SCHEDULE M) and the SERVICES SCHEDULE (SCHEDULE A). Upon Company's request, Provider will provide to Company all information and documentation related to its activities as the Company Group's representative under the Retained Agreements.

      (c) Company may terminate or provide additional restrictions on Provider's appointment as representative of Company and Company Group with respect to the Retained Agreements at any time in Company's discretion upon reasonable notice to Provider. The impact on the Services of such termination or additional restrictions will be addressed through the Change Control Procedures.

3.4. License, Lease and Maintenance Charges. In addition to the responsibility for the costs of Required Consents provided for in Section 2.14, each Party will be financially responsible for license, leasing, maintenance, support and other such costs of Software and Hardware provided by Company or used or accessed by Provider in connection with the arrangements contemplated by this Agreement as and to the extent provided for in the CHARGES SCHEDULE (SCHEDULE C). Provider will be financially responsible for all other such costs. The Charges will include all license, lease, maintenance, support and other costs for Provider Software and Hardware and all other such costs for which Provider is financially responsible.

3.5. Viruses. Each Party will take commercially reasonable measures to ensure that no Virus or similar items are introduced into the Software system and the operating environments used to provide the Services. If a Virus is found to have been introduced into the Software systems and the operating environments used in connection with the Services, each Party shall use commercially reasonable efforts and diligently work to eliminate the effects of the Virus; provided, however, both Parties shall take immediate action if required due to the nature or severity of the Virus' proliferation. If a Virus is introduced into the Software system or the operating environments used to provide the Services from a desktop computer or other source controlled by Provider, then Provider will be financially responsible for the costs associated with eliminating the effects of the Virus. If a Virus is introduced into the Software system or the operating environment to provide the Services from other than an Provider controlled source, then Provider shall not be financially responsible for the costs associated with eliminating the effects of the Virus. Each Party shall be responsible for the reasonable costs incurred by the other Party resulting from the responsible Party's failure to fulfill its obligations under this Section 3.5.


                          ARTICLE 4. CHANGE MANAGEMENT

4.1. Change Control Procedures. Except as otherwise set forth in this Agreement, the Account Governance Schedule or the Technology Process Governance Schedule, all changes and approval procedures for performance under this Agreement shall be made in accordance with the CHANGE CONTROL PROCEDURES SCHEDULE.


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
                      ARTICLE 5. TRANSITION AND RESOURCES

5.1. Transition Plan. The Transition Plan as set forth on the TRANSITION PLAN SCHEDULE (SCHEDULE G) will govern Provider's performance of the Services and the Company's performance of various transition tasks during the period from the Effective Date until such time as the Services are completely migrated/converted to Provider, including without limitation the satisfaction or written waiver of the conditions set forth on ADDITIONAL AGREEMENTS SCHEDULE (the "Process Take-On Date"). Each Party agrees to use its commercially reasonable efforts to satisfy the conditions set forth on the ADDITIONAL AGREEMENTS SCHEDULE. The Parties' expectation is that the Process Take-On Date will be no later than [***]* After the Process Take-On Date and until expiration or termination of this Agreement, Provider will perform the Services in accordance with the other provisions of this Agreement. The charges for the transition services to be provided by Provider are included in the Charges for the Services and there shall be no additional charge to the Company for transition services unless mutually agreed pursuant to the Change Control Procedures.

5.2.  Affected Employees.

      (a) Provider will offer employment to each of the individuals listed on the AFFECTED EMPLOYEES SCHEDULE (SCHEDULE D). The offers to be made to each of the Affected Employees by Provider will be as described on the AFFECTED EMPLOYEE ARRANGEMENTS SCHEDULE (SCHEDULE J). Additional details regarding the treatment of Affected Employees are included in the AFFECTED EMPLOYEE ARRANGEMENTS SCHEDULE (SCHEDULE
            J).

      (b) All costs and expenses incurred by Provider in connection with the offer to employ and the employment of the Affected Employees shall be the responsibility of Provider. Provider will promptly reimburse Company for the amount of salary and benefit costs incurred by Company, if any, with respect to the Affected Employees after the Process Take-On Date for the period until they receive offers and they reject such offers, such offers expire or the Affected Employees become Provider employees if and only if Provider requests that Company retains such employees beyond the Process Take-On Date.

5.3.  Resources.

      (a) Except as otherwise provided in Sections 2.14 and 3.4, each Party will have the responsibility and obligation to provide, administer, manage, support, maintain and pay for all resources (including, without limitation, personnel, Hardware, Software, facilities, services and other items, however described) necessary or appropriate for the performance of such Party's obligations under this Agreement.

      (b) Beginning on the Effective Date and for the duration of the Term, each Party will timely provide trained and qualified personnel as necessary or appropriate to facilitate and ensure the timely and proper performance of such Party's obligations under this Agreement.

                          ARTICLE 6. SERVICE STAFFING

6.1. Relationship Managers. Each Party's initial Relationship Manager shall be the person so designated in the ACCOUNT GOVERNANCE SCHEDULE. A Party's Relationship Manager shall have the authority to act for the appointing Party and its subcontractors in connection with all aspects of this Agreement, and shall be the person to whom all of the non-appointing Party's communications to the appointing Party may be addressed. The process the Parties will follow for the subsequent

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
      assignment of Relationship Managers is specified in Section 6.3 and in the ACCOUNT GOVERNANCE SCHEDULE.

6.2. Key Personnel. Each of the Provider personnel engaged in key positions (including but not limited to the Relationship Manager) will devote substantially all of his or her full time and effort to the performance of the Services and the Company platform shared by the Parties. Company has the right to approve Provider personnel in key positions, in advance and in writing. Provider's personnel filling key positions as of the Effective Date are listed in the KEY PERSONNEL SCHEDULE.

6.3. Provider's Replacement of Personnel. Provider will give Company at least [***]* advance notice of a change in the person appointed as the Provider Relationship Manager or the person appointed as the Provider Center Manager (together, the "Provider Managers"), unless the Provider Manager resigns or is unable to work due to his or her death, disability or is removed at Company's request. In any such event, Provider will provide Company with notice of such event as promptly as reasonably possible. Company shall promptly provide Provider with notice of any concerns that it may have with the proposed change and Provider and Company shall discuss such concerns. Company shall have the right after such discussion to require that its concerns be resolved on a mutually agreed basis. Provider shall not reassign or replace any person assigned as the Provider Relationship Manager or the Provider Center Manager during the first year of his or her assignment to the Company service team, nor shall Provider assign more than [***]* different individuals to either such position during the Term, unless Company consents to such reassignment or replacement, or the Provider employee voluntarily resigns from Provider, is unable to work due to his or her death or disability or in consultation with Company, is removed from the Company account for non-performance, or takes a leave of absence that Provider is required to provide by law or that is consistent with the terms of an ordinary and commercially reasonable benefits package applicable to that individual. If a Provider Relationship Manager resigns or is replaced and the Provider Center Manager moves into the position of Provider Relationship Manager (or vice versa), then such change will only be counted as a change in the Provider Relationship Manager, but not also as a change in the Provider Center Manager.

6.4. Retention of Experienced Resources. If Company reasonably believes that a continuing deficiency in the performance of the Services is attributable in whole or in part to Provider's reassignment, movement, or other changes in the personnel assigned by Provider to the performance and delivery of the Services and/or to the Provider subcontractors assigned to the Company service team, Company will notify Provider of such belief and the basis for such belief. Upon receipt of such notice from Company, Provider (i) will promptly provide to Company a report setting forth Provider's position regarding the matters raised by Company in its notice; (ii) will meet with Company to discuss the matters raised by Company in its notice and Provider's positions with regard to such matters; and (iii) will promptly and diligently take commercially reasonable action to address any such Provider personnel assignment practices and/or processes identified by Company as adversely impacting the performance and delivery of the Services by Provider.

6.5. Efficient Use of Resources. Provider shall take commercially reasonable actions (i) to efficiently administer, manage, operate and use the resources employed by Provider to provide and perform the Services that are chargeable to Company under this Agreement, and (ii) to diligently and continuously improve the performance and delivery of the Services by Provider and the elements of the policies, processes, procedures and system that are used by Provider to perform and deliver the Services, including, without limitation, re-engineering, tuning or optimizing the processes, procedures and systems used to perform, deliver and track the Services.

6.6. Non-solicitation of Employees. [***]* neither Party shall knowingly solicit any employee of the other Party or their Affiliates without the other Party's written consent, except as permitted upon termination under
      Section 13.4 or under Section 5.2. Company or Provider employee's responses

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
      to or employment resulting from general public solicitations will be exempted from this provision. Notwithstanding each Party's right to solicit the employment of employees of the other Party or its Affiliates through general public solicitations as provided above in this Section 6.6, neither Party will [***]* hire, employ or engage as a consultant or in any other position, however described, any person who is directly involved in the delivery or receipt of the Services while such person is engaged in any such capacity by the other Party [***]* without the prior written consent of such other Party.

                      ARTICLE 7. CHARGES AND DISBURSEMENTS

7.1. Charges. In consideration of Provider's performance of the Services, Company will pay Provider the Charges in accordance with the CHARGES SCHEDULE (SCHEDULE C). The Charges shall be the only amounts chargeable to Company for the Services and other resources to be provided to Company under this Agreement, except as otherwise provided for in Section 7.2.

7.2.  Taxes.

      (a)   [***]*

      (b) Each Party will provide notice to the other Party before remitting sales and use Taxes in connection with any and all transactions contemplated by this Agreement. The Parties will cooperate in good faith to develop consistent sales and use Tax positions acceptable to both Parties. Each Party shall then provide notice of all sales and use Taxes voluntarily paid by that Party in connection with any and all transactions contemplated by this Agreement. Either Party may at its sole discretion elect to seek a refund of Taxes so paid, either directly or through the other Party to this Agreement if required by statutory refund procedures. When one Party elects to seek a refund of any sales and use Tax, the other Party may choose to participate in the litigation to obtain the refund (the term litigation being used in sections (b) and (c) broadly to encompass all efforts to seek administrative remedies and litigation in any appropriate trial or appellate forum), by bearing its pro-rata share of all attorneys fees and other expenses related thereto, based on the Parties share of the potential recovery as determined in subsection(a). In that event, all amounts recovered from said efforts to obtain a refund shall be allocated to the calendar year in which the Taxes were paid and distributed to the Parties according to the amounts of Taxes paid by each in that calendar year pursuant to subsection (a). A Party may elect to not participate in an effort to obtain a refund and not contribute to the cost of said effort. In that event, the Party proceeding in with a refund claim (whether directly, or through the other Party to this Agreement) shall receive all amounts recovered, with the non-litigating Party waiving all rights thereto. Each party will seek any refund at the behest of the other Party to this Agreement. When pursuing a claim for refund and related litigation, each Party will make a good faith effort to reach an agreement with the other Party regarding selection of counsel and litigation strategies.

      (c) Either Party will notify the other party to this Agreement in the event it receives an assessment of sales and use Taxes arising out of any transaction contemplated by this Agreement. Either Party may, in the event it receives an assessment, pursue litigation to have the assessment set aside or, in the event the other Party receives an assessment, demand at its discretion that the other Party pursue litigation to have the assessment set aside. Attorneys' fees and other expenses associated with challenging any assessment shall be borne by the Parties on a pro rata basis reflecting each Party's share of the assessed tax liability as determined in paragraph (a). Any statutory attorneys fees or other expenses recovered as part of a challenge to an assessment shall be divided by the Parties

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
            on that same pro-rata basis. In the event the Parties agree to pay an assessment, the assessed Taxes paid shall be allocated to the calendar year for which the Taxes were assessed and paid by the Parties according to their respective liabilities as set out in paragraph(a). When challenging an assessment and in related litigation, each Party will make a good faith effort to reach an agreement with the other Party regarding selection of counsel and litigation strategies.

      (d) The Parties agree to reasonably cooperate with each other to enable each to more accurately determine each other's tax and to minimize such liability to the extent legally possible. Provider's invoices shall separately state the amounts of any Taxes Provider is collecting from Company. In the case of Company, such cooperation shall include providing Provider any applicable exemption or resale certificates, and information regarding out-of-province or out-of-country sales and use of equipment. In the case of Provider, such cooperation shall include providing Company, at the reasonable and written request of Company, with applicable information regarding delivery or use of materials, services, or sales, and taking reasonable additional steps to minimize Taxes, examples of which include providing Company with thorough invoices and/or additional billing information that may be reasonably requested in order to determine the taxability of specific goods and services provided under this Agreement.

7.3. Service Credits. Any Service Credits shall be applied against the Charges as described in the CHARGES SCHEDULE (SCHEDULE C).

7.4. Benchmarking. Company and Provider shall engage in the Benchmark Process provided for in the BENCHMARKING SCHEDULE. The Parties shall cooperate in good faith to jointly select one or more suitable benchmarkers, [***]* Provider shall not be specifically bound by the results of the Benchmarking Process, but Provider agrees that it shall give due consideration to such results in responding to reasonable requests received from Company for adjustments in the arrangements contemplated by this Agreement.

                        ARTICLE 8. INVOICING AND PAYMENT

8.1. Invoicing. Provider will invoice Company for the Charges in accordance with the invoicing procedures set forth on the CHARGES SCHEDULE (SCHEDULE
      C).

8.2. Invoice Payment. Company will pay each invoice by wire funds transfer or other electronic means to an account specified by Provider in accordance with the payment terms set forth in the CHARGES SCHEDULE (SCHEDULE C).

8.3. Disputed Charges/Credits. In the event Company disputes the accuracy or applicability of a charge or credit or other financial arrangement described in this Agreement, Company shall notify Provider of such dispute as soon as practicable after the alleged discrepancy has been discovered. Notwithstanding any such dispute, Company shall timely pay all amounts for Baseline Charges, subject to correction for manifest error. Any payment of disputed charges remitted by Company shall be deemed to be made with a reservation of rights by Company. If Company disputes in good faith any invoiced amounts for charges other than for Baseline Charges, Company may withhold payment of particular charges that Company disputes provided that Company delivers to Provider concurrently with the withholding of the disputed charges a reasonably detailed written explanation of the basis of the dispute. All undisputed accrued and payable amounts will be paid by Company in accordance with the timeframes set forth in this Agreement.

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
8.4. Setoff Rights. Any fees charged by Provider under this Agreement may be offset by the amount of [***]* costs paid by Company on behalf of Provider in accordance with this Agreement, or any other damages incurred by Company and finally awarded by a court of competent jurisdiction, or other amounts owed and past due to Company by Provider in accordance with this Agreement. Company shall provide at the time of such setoff a detailed written explanation of, and backup information related to, such setoff amount.

                          ARTICLE 9. TECHNOLOGY RIGHTS

9.1. Pre-Existing Property. Each Party will retain ownership of Pre-Existing Property that it provides for the performance of the Services.

9.2. Development Activity. The Parties acknowledge and agree that the Services provided by Provider under this Agreement do not include the transfer to Company of any customized or packaged computer software or any services that are part of the transfer to Company of any customized or packaged computer software.

9.3. Company License. [***]* Company will provide to Provider copies of such Code in object code form only and other Materials to the extent reasonably necessary to permit Provider to exercise its rights under this Article 9. Nothing in this Section shall prevent Provider from providing the cooperation to Company's third party suppliers in accordance with Section
      1.6 of this Agreement or from providing the access and use of the Services to third parties supporting the Company in accordance with Section 2.3 of this Agreement.

9.4. No Other Licenses. Except as set forth in this Article 9 and in Section 13.4, with respect to licenses and rights granted upon a termination or expiration of this Agreement, no other licenses or rights (including without limitation licenses or rights under patents) are granted under this Agreement.

9.5. Assignments. To the extent that by operation of law, any of the Materials may not be owned by a Party to which ownership has been allocated under this Article 9, each Party agrees to promptly assign, or cause to be assigned, and take such actions and execute and deliver such documents as shall be necessary or appropriate to effect such assignment (including, without limitation, the intellectual property rights directly appurtenant to such Materials) without further consideration.

9.6. Other Agreements. The assignment of ownership rights and the grant of certain license rights by Company to Provider provided for in this Article 9 shall be expressly subject to the terms of any Software or Hardware agreements that may limit Company's ability to make such an assignment or grant to Provider, such as, for example, the terms of any license agreement included in the SOFTWARE RIGHTS SCHEDULE (SCHEDULE F) or HARDWARE RIGHTS SCHEDULE (SCHEDULE M) that may reserve some or all of such rights to the licensor under such license agreement. Following the Effective Date, Company will use commercially reasonable efforts to identify any such restrictions, secure any waiver of any confidentiality or similar provisions necessary to notify Provider of such restrictions, and provide Provider with descriptions or abstracts of such provisions, subject to the receipt of any such waivers necessary to make such disclosures.

                          ARTICLE 10. CONFIDENTIALITY

10.1. Covenants. Company and Provider will each refrain from disclosing, will hold as confidential and will use the same level of care to prevent disclosing to third parties, the Proprietary Information of the other Party as it employs to avoid disclosure, publication or dissemination of its own information of a similar nature but in no event less than a reasonable standard of care.

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
      Notwithstanding the foregoing, the Parties may disclose Proprietary Information in the case of Company, to members of the Company Group, to auditors in accordance with Section 2.8, to third parties permitted to access the Services under Section 2.3 and in the case of both Parties, the authorized contractors and subcontractors involved in providing, accessing and using the Services under this Agreement where: (i) such disclosure is necessary to further the purposes of this Agreement; (ii) such receiving parties agree in writing to observe the confidentiality and restricted use and disclosure covenants and standards of care set forth in this Article 10 and under which the disclosing Party is a third party beneficiary for all purposes; and (iii) the receiving Party making the disclosure assumes full responsibility for the acts or omissions of such other receiving parties.

      Neither Company nor Provider shall use the Proprietary Information of the other Party except in the case of Provider and its subcontractors, in connection with the performance of the Services and as otherwise specifically permitted in this Agreement, and in the case of Company, its contractors, other members of the Company Group and other permitted recipients of Provider's Proprietary Information, as specifically permitted in this Agreement and in connection with the use of the Services. Neither Provider nor Company will acquire any right in or assert any lien against the other Party's Proprietary Information except as contemplated by this Agreement; or refuse to promptly return, provide a copy of or destroy such Proprietary Information upon the request of the disclosing Party.

10.2. Exclusions. Notwithstanding the foregoing, this Article 10 will not apply to any information which Provider or Company can demonstrate: (a) at the time of disclosure to it, was in the public domain; (b) after disclosure to it, was published or otherwise part of the public domain through no fault of the receiving Party; (c) without a breach of duty owed to the disclosing Party, was in the possession of the receiving Party at the time of disclosure to it; (d) was received after disclosure to it from a third party who had a lawful right to and, without a breach of duty owed to the disclosing Party, did disclose such information to it; or (e) was independently developed by the receiving Party without reference to Proprietary Information of the disclosing Party. Further, either Party may disclose the other Party's Proprietary Information to the extent required by law or order of a court or governmental agency. However, the recipient of such Proprietary Information must give the other Party prompt notice and make a reasonable effort to obtain a protective order or otherwise protect the confidentiality of such information, all at the disclosing Party's cost and expense.

10.3. Limitations. The covenants of confidentiality set forth herein (a) will apply after the Effective Date to any Proprietary Information disclosed to the receiving Party before and after the Effective Date and [***]*

10.4. Residual Rights. Subject to any agreement between Company and its personnel, contractors or subcontractors, or between Provider and its personnel, contractors, or subcontractors, and notwithstanding any provision of this Agreement or its Schedules to the contrary, Company, Provider and their respective personnel, contractors and subcontractors shall be free to use and employ their respective general skills, know-how and expertise, and to use, disclose and employ any generalized ideas, concepts, know-how, methods, techniques or skills gained or learned during the course of any assignment, so long as they acquire and apply such information without disclosure of any confidential or proprietary information of the other Party and without any unauthorized use or disclosure of the Code or Materials owned by or under license from the other Party.


                              ARTICLE 11. SECURITY

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
11.1. Data Ownership and Privacy. All Company Information is the exclusive property of Company. The furnishing of or access to such Company Information by Provider and/or its subcontractors will not grant to Provider and/or its subcontractors any express or implied license to or interest in the Company Information. Provider hereby waives any interest, title, lien or right to any such Company Information. Company Information shall not be (i) used by Provider except as required to perform the Services pursuant to this Agreement, (ii) disclosed, sold, assigned, leased, or otherwise provided to third parties by Provider other than to subcontractors and vendors participating in the provision of the Services in accordance with the terms of this Agreement and to the extent necessary for such subcontractors and vendors to perform their services under this Agreement, (iii) commercially exploited by or on behalf of Provider, its employees, subcontractors and agents, or (iv) used by Provider, during and after the term hereof, to solicit Company employees, directly or indirectly, on behalf of itself or others for any purpose which is not directly in furtherance of Provider's obligations with respect to Affected Employees as set forth herein. Provider's use and handling of all data shall at all times be in accordance with its obligations under Section 2.10, all data privacy and protection laws and regulations as well as Company's data privacy requirements as set forth on the DATA PRIVACY AND SECURITY PROCEDURES SCHEDULE. Company shall be entitled from time to time during the Term and until such time as the Company Information is returned to Company following expiration or termination of this Agreement to supplement its data privacy requirements and any resulting impact on the arrangements contemplated under this Agreement will be addressed in accordance with the Change Control Procedures. Upon request by Company at any time and from time to time during the Term and until such time as the Company Information is returned to Company following expiration or termination of this Agreement and without regard to the default status of the Parties under this Agreement, Provider and/or its subcontractors shall promptly deliver to Company its Company Information in electronic (tape) format and in such hard copy as existing on the date of the request by Company.

11.2. Data Security. Provider will establish and maintain electronic and physical safeguards against unauthorized access, destruction, loss, accidental or unauthorized deletion, disclosure or alteration of the Company Information under Provider's control that are required by applicable law and/or agreed to by the Parties, which will in no event be less rigorous than (a) those safeguards set forth on the DATA PRIVACY AND SECURITY PROCEDURES SCHEDULE, and (b) applicable industry standards. Company shall be entitled from time to time during the Term and until such time as the Company Information is returned to Company following expiration or termination of this Agreement to supplement the security procedures to be enforced by Provider in accordance with the Change Control Procedures. Where Provider provides Company, Company Group, or their employees, agents and contractors access to Provider systems with password or other access restrictions, including restrictions to prevent unauthorized access to portions of Provider systems containing data of Provider or its other customers, Company agrees to abide by all reasonable data security policies imposed by Provider.

11.3. Other Security Measures. Portions of the facilities used by Provider to provide the Services shall be subject to data and records protection and physical security measures set forth on the DATA PRIVACY AND SECURITY PROCEDURES SCHEDULE. Provider will provide the Hardware, Software and other resources required to meet its obligations under this Article 11. If Provider provides the Services from a physical location or device that is shared with a third party or used in part on behalf of a third party, Provider shall develop a process, subject to Company's prior written approval, to restrict access to the Company Information by Provider's employees, subcontractors or agents engaged in business activities on behalf of a third party. Where Provider provides Company, Company Group, or their employees, agents and contractors access to Provider facilities with password or other access restrictions, including restrictions to prevent unauthorized access to portions of Provider facilities containing data of Provider or its other customers, Company agrees to abide by all reasonable data security policies imposed by Provider. [***]*

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
                        ARTICLE 12. TERM AND TERMINATION

12.1. Term. The term of this Agreement will begin as of the Effective Date and will end as of [***]* (the "Term"), unless earlier terminated or extended in accordance with the provisions of this Agreement.

12.2. Renewal. Upon expiration of the initial Term, Company may, at its option, renew this Agreement for [***]* The terms and conditions of this Agreement (including, without limitation, the CHARGES SCHEDULE (SCHEDULE C)), as amended from time to time, shall govern the renewal term. Company shall notify Provider of its intent to renew at least [***]* prior to the expiration of the initial Term. If Company renews either of the Optional Agreements, Provider may require Company to renew this Agreement for a concurrent renewal term. This Agreement shall be renewed for additional renewal terms beyond the initial renewal term as the Parties may in each instance agree.

12.3. Termination by Company for Cause. Company may terminate this Agreement for cause immediately upon written notice to Provider by Company, if:

      (a) Provider breaches any of its material duties or obligations under this Agreement and does not cure such breach within [***]* after notice thereof; provided that if by the nature of the breach a cure can be achieved, but not within [***]* and that after receipt of such notice Provider has begun to effect a cure without undue delay, then Provider shall have such time as is reasonably required to effect a cure with continuous and diligent effort, in any event not to exceed [***]* from the date that Provider receives notice from Company of such event; or

      (b)   [***]* or

      (c)   [***]*; or

      (d) Provider breaches its duty in accordance with the Account Governance Schedule to deliver the plan or to execute against such plan to remedy a series of non-material or persistent breaches by Provider that Company perceives in the aggregate to have a significant adverse impact on the Services and fails to cure such breach within [***]* after written notice thereof; provided that if by the nature of the breach a cure can be achieved, but not within thirty days, and that after receipt of such notice Provider has begun to effect a cure without undue delay, then Provider shall have such time as is reasonably required to effect a cure with continuous and diligent effort, in any event not to exceed [***]* from the date that Provider receives notice from Company of such event; or

      (e) Provider becomes insolvent or is unable to pay its debts or enters into or files (or has filed or commenced against it, unless dismissed within [***]*) a petition, arrangement, application, action or other proceeding seeking relief or protection under the bankruptcy laws of the United States or any similar laws of the United States or any state of the United States or any other country or transfers all or substantially all of its assets to another person or entity in an effort to avoid its obligations to creditors; or

      (f) Provider incurs Damages to Company in excess of the Provider Damages Cap set forth in Section 14.1 as such Damages are either finally adjudicated or agreed to by the Parties; or

      (g) Company elects to terminate this Agreement for Provider's failure to perform the Disaster Recovery Services in accordance with the DISASTER RECOVERY SCHEDULE and Provider fails

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Confidential              Technical Services Agreement
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
            to cure such non-compliance within [***]* after written notice from Company of such non-compliance; or

      (h) Company elects to terminate this Agreement upon a continuing Force Majeure Event as provided for in Section 19.1(c)(ii); or

      (i) Company elects to terminate this Agreement upon the occurrence of a Material Termination Event.

12.4  [***]*

12.5 Termination by Company for Convenience. Company may elect to terminate this Agreement at any time for its convenience in accordance with the TERMINATION FOR CONVENIENCE SCHEDULE. [***]* after a termination for convenience, Company shall pay the termination fee in the amount set forth on the CHARGES SCHEDULE (SCHEDULE C).

12.6 Termination by Provider. Provider may terminate this Agreement for failure by Company to pay Charges in accordance with this Agreement (other than any payment of any invoiced charge that is withheld by Company as permitted under Section 8.3), which payment remains uncured for a period of [***]* after written notice thereof from Provider.

                       ARTICLE 13. EFFECT OF TERMINATION

13.1. Survival of Selected Provisions. Notwithstanding the expiration or earlier termination of the Services or this Agreement for any reason however described, the following terms of this Agreement shall survive any such expiration or termination: (i) Article 7, Article 8, Article 9, Article 10, Article 11, Article 13, Article 14, Article 18, Article 20, Section 2.6, Section 2.8, Section 2.10, Section 5.2, and Section 6.6, (ii) until the applicable statute of limitations expire, Section 16.1(c), Section 16.2(c) and Section 16.1(e), and (iii) for a period of three (3) years after the expiration or termination date of this Agreement, Article 15,
      Article 16 (except as otherwise provided in clause (ii)), and Article 17.

13.2. Extension. Upon any termination of this Agreement by either Party, or upon expiration of the Term of this Agreement, Company may extend the Term of this Agreement for a period not to exceed [***]* after the otherwise effective date of termination, except that the extension period shall be limited to [***]* in the event of any termination by Provider under
      Section 12.5. If Company elects to extend either of the Optional Agreements, Provider may require Company to extend this Agreement for a concurrent extension term. The provisions of this Agreement will remain in effect during such extension. Company may exercise such option by providing Provider written notice of its wish to extend (i) following termination of this Agreement by Company for Cause at least [***]* prior to the otherwise effective date of termination, (ii) following termination of this Agreement by Company for other than Cause, at least [***]* prior to the otherwise effective date of termination, (iii) following termination of this Agreement by Provider in accordance with Section 12.6 at least [***]* prior to the otherwise effective date of termination, or
      (iv) following expiration of this Agreement, at least [***]* prior to the date of expiration. Except as otherwise agreed between Company and Provider, payments for Services during such extension will be due on the standard invoicing terms set forth in Article 8 of this Agreement. If, however, Provider terminates this Agreement under Section 12.6, Company must prepay for any Baseline Charges and Recurring Third Party Costs as a condition to Provider's obligations under this Section 13.2 and no election to extend shall be effective unless accompanied by Company's payment in full of all then unpaid invoices notwithstanding any disputes, provided that Company may reserve its rights with respect to such disputes.

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
13.3. Services Transfer Assistance.

      (a) During the period after any termination of this Agreement, or expiration of this Agreement (the "Termination Assistance Period"), Provider will perform the termination assistance services in accordance with the Termination Assistance Plan set forth on the TERMINATION ASSISTANCE PLAN SCHEDULE. The Parties will use reasonable efforts to limit the Termination Assistance Period to no more than [***]* after the termination or expiration of this Agreement.

      (b) The Parties agree that Provider will be compensated for any Termination Assistance Services provided by Provider that require the use of different or additional services or resources beyond that which Provider is then using to provide the Services in accordance with the Service Levels. In that event, Provider's request for Termination Assistance Services will be considered New Services to be provided in accordance with Section 2.13. Except as otherwise agreed between Company and Provider, payments for Termination Assistance Services will be due on the standard invoicing terms set forth in Article 8 of this Agreement. If, however, Provider terminates this Agreement for cause under Section 12.6, Company must cure the breach giving rise to termination and will prepay for any such Termination Assistance Services as a condition to Provider's obligations under this Section 13.3.

      (c) Within [***]* after each anniversary date of this Agreement, Provider will submit for Company's approval a revised Termination Assistance Plan, updated by Provider to reflect the then-existing Company environment in which the Services are provided. Upon approval by both Parties, each revised Termination Assistance Plan will be signed by both Parties and attached as an Addendum to the TERMINATION ASSISTANCE PLAN SCHEDULE.

      (d) During the Termination Assistance Period, Provider will provide the Company Group, its Affiliates, and third parties participating in the transition activities, with reasonable access to the business processes, Hardware, Software and other resources (including human resources) used by Provider to deliver the Services, as necessary to support the transition of the Services from Provider to performance by Company or another provider of functions to replace the Services, provided that (i) any such access does not interfere with Provider's ability to provide the Services or Termination Assistance Services; and (ii) such third parties and Company's Affiliates comply with Provider's security and confidentiality requirements, including execution of a confidentiality agreement reasonably acceptable to Provider.

      (e) The provisions of this Agreement will remain in effect during the Termination Assistance Period.

13.4. Other Rights. At the expiration or earlier termination of this Agreement for any reason, however described, and continuing through any extension, renewal and Termination Assistance Period, Provider agrees that:

      (a) Provider will cease using all Hardware, Software and other resources made available by Company to Provider for purposes of performing the Services

      (b) Provider will sell to Company at Company's request all other Hardware and tangible property that are owned by Provider and which on the date of expiration or termination of this Agreement Provider is using on a dedicated basis to perform the Services. Company will pay Provider in such

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
            event [***]* In the case of property that Provider is leasing, Provider agrees to permit Company or its designee to either buy-out the lease on such property and purchase the property from the lessor or assume the lease(s) and secure the release of Provider thereon. Company shall be responsible for any sales, use or similar taxes associated with such purchase of such property or the assumption of such leases.

      (c)   [***]*

      (d) [***]* At Company's option, Provider will recommend a mutually agreeable commercially available substitute, if available, to perform the same function.

      (e) For generally available third party Software which on the date of expiration or termination of this Agreement Provider is using:

            (i) solely to provide the Services to the Company Group, subject to all required third party consents and the payment of all required fees or charges in accordance with Subsection (iii) below, Provider will assign its license, if any, to such Software to Company or its designee subject to assumption by Company or its designee of all obligations of Provider thereunder (other than obligations of Provider arising before the effective Date of the assignment) [***]*; and

            (ii) to provide Services to the Company Group and other customers in a shared environment, Provider will provide reasonable assistance to Company in obtaining licenses for such Software; and

            (iii) [***]*

      (f) Subject to all required third party consents, upon Company's request, Provider will transfer or assign to Company or its designee, subject to assumption by Company or its designee of all obligations of Provider thereunder (other than obligations of Provider arising before the effective date of the assignment) on mutually acceptable terms and conditions, any third party agreements applicable solely to services being provided to Company (such as machine maintenance, disaster recovery or other such services [***]*

      (g) Provider will use commercially reasonable efforts not including the payment of license fees to negotiate license arrangements with third parties that will minimize the amount of license and maintenance agreement transfer and assignment fees to be paid by Company under this Section 13.4. Company may participate in the negotiation of such license and maintenance agreement arrangements. Provider shall provide reasonable advance written notice to Company of such anticipated negotiations.

      (h) Company shall have the right to make offers of employment to any or all Provider employees who devote a substantial portion of their time and effort to the performance of the Services for the Company Group hereunder (the "Services Employees"). Provider agrees that promptly after either Party sends the other Party written notice of termination or expiration, Provider shall supply Company at no charge with the names and resumes requested by Company for the purpose of exercising its rights under this Section 13.4; provided that no name or resume for a specific employee shall be provided to Company until after Provider has notified the employee of Company's interest and obtained the employee's consent. Provider will waive any provision of any Provider/employee employment contract or covenant that may otherwise limit the right of any such employee to accept employment with the Company Group.

      (i) Provider will provide appropriate training for the employees of Company or a third party provider who will be assuming responsibility for operating any Software, Hardware or other

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Confidential              Technical Services Agreement
            resources used by Provider in performing the Services that are being licensed or transferred to Company.

      (j) Upon Company's request, Provider will provide Company reasonably detailed specifications for the Hardware and Software or other resources used by Provider in performing the Services needed by Company to properly provide the Services.

      (k) All Software, Code, Works, Derivative Works, etc. provided under this Section 13.4 (i) are provided as is with no warranties whatsoever other than a warranty that to the best knowledge of Provider such Materials do not infringe any intellectual property right of any third party together with Provider's agreement to provide reasonable notice to Company of any subsequent claim of infringement with respect to such Materials; (ii) are provided without any obligation by Provider to provide maintenance or support except as specifically provided in paragraphs (i) and (j) above; and
            (iii) other than the license granted by Provider under Section 13.4(c), may be used by Company only for purposes of providing to Company services in replacement of the Services provided by Provider under this Agreement.

13.5. Winddown. Upon expiration of this Agreement at the end of the Term or any extension of the Term effected pursuant to Section 13.2 or the termination of this Agreement for any reason, but subject to provision of Termination Assistance Services, Provider will cease performing the Services, and Company will pay Provider all amounts due as specified in this Agreement for Services provided and expenses incurred, as specified herein.

                             ARTICLE 14. LIABILITY

14.1. Damages and Liability Limits.

      (a) The liability of each Party and its respective Affiliates, employees, officers and directors to the other for all Damages resulting from any claim related to or arising out of this Agreement, regardless of the form of action that imposes liability, will be limited in the aggregate to:

            (i) for events giving rise to Damages prior to or on the last day of the third month following the Process Take-On Date, an amount equal to [***]*;

            (ii) for events giving rise to Damages after the last day of the third month following the Process Take-On Date but prior to the one year anniversary of the Process Take-On Date, an amount equal to [***]*; and

            (iii) for events giving rise to Damages after the one year anniversary of the Process Take-On Date, an amount equal
                  [***]*

      The amounts set forth in (i), (ii) and (iii) above shall collectively be referred to as the "Damages Cap."

      (b) Except the Agreed Damage Exceptions as set forth on the AGREED DAMAGE EXCEPTIONS SCHEDULE, in no event will either Party or its respective Affiliates, employees, officers and directors be liable for any amounts for (i) loss of income, profit or revenue of the other Party, (ii) incidental, consequential, special or indirect damages suffered by the other Party or (iii) punitive or exemplary damages suffered by the other Party arising from or related to this Agreement, even if such Party has been advised of the possibility of such Losses or damages.

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
14.2. Exclusions. The limitations on liability in this Agreement and the Damages Cap will not apply to the liability of either Party to the extent such liability results from (i) the failure of either Party to pay or credit amounts to be paid or credited under this Agreement such as, but without limitation, Charges for the Services, termination fees [***]* (ii) any infringement of the other Party's intellectual property rights by such Party; (iii) such Party's breach of its confidentiality obligations under
      Article 10 of this Agreement; (iv) Provider's failure to comply with its payment obligations under Section 19.1(c) of this Agreement; and (v) the Agreed Damage Exceptions as set forth on the AGREED DAMAGE EXCEPTION SCHEDULE.

                             ARTICLE 15. WARRANTIES

15.1. Provider Warranties. Provider warrants, represents and covenants that:

      (a) it has, and during the Term will have, and each of the Provider employees and subcontractors that it will use to provide and perform the Services has and during the Term will have, the necessary knowledge, skills, experience, qualifications, rights and resources to provide and perform the Services in accordance with this Agreement; and

      (b) the Services will be performed for Company in a professional, diligent and workmanlike manner in accordance with industry standards applicable to the performance of such services.

15.2. Party Warranties. Each Party hereby represents and warrants that:

      (a) it will perform its responsibilities under this Agreement in a manner that does not infringe, or constitute an infringement or misappropriation of, any patent, trade secret, copyright or other intellectual property right of the other Party, the respective Affiliates of the other Party or any third party;

      (b) it has all requisite corporate power and authority to enter, and fully perform pursuant to, into this Agreement;

      (c) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly authorized by all requisite corporate action on its part;

      (d)   this Agreement has been duly executed and delivered by such Party;
            and

      (e) this Agreement is the legal, valid and binding obligation of such Party, enforceable against it in accordance with its terms (assuming the due authorization, execution, and delivery by the other Party).

15.3. Disclaimers. EXCEPT AS PROVIDED IN THIS SECTION 15, THERE ARE NO EXPRESS WARRANTIES, REPRESENTATIONS, UNDERTAKINGS, OR CONDITIONS (STATUTORY OR OTHERWISE) BY EITHER PARTY, AND THERE ARE NO IMPLIED WARRANTIES, REPRESENTATIONS, UNDERTAKINGS, OR CONDITIONS (STATUTORY OR OTHERWISE) BY EITHER PARTY, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, IN THIS AGREEMENT.

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
                            ARTICLE 16. INDEMNITIES

16.1. Indemnity by Provider. Provider will indemnify, defend and hold each member of the Company Group and their respective officers, directors, employees, agents, successors, contractors and assigns (each a "Company Indemnitee") harmless on an as-incurred basis from and against any and all Losses incurred by any Company Indemnitee arising from or in connection with:

      (a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, confidential information or similar intellectual property right, whether conferred by contract or arising under law, alleged to have been incurred because of or arising out of any aspect of the Services (including without limitation any information technology, information management and communications services, equipment, Software or other resources) provided by Provider and/or its subcontractors in its performance of the Services; provided, however, that Provider will have no obligation with respect to any Losses to the extent arising out of or in connection with (i) a Company Indemnitee's modification of any Software, Hardware or similar resource provided by a member of the Company Group; (ii) a Company Indemnitee's combination, operation or use of the equipment, Software or other resources provided by a Provider Indemnitee with devices, data, programs or other resources not furnished by a Provider Indemnitee; or (iii) any use by a Company Indemnitee of devices, data, programs or other resources furnished by Provider in a manner materially contravening Provider's express written instructions to such Company Indemnitee, except to the extent in each case that any of the activities described in clauses (i), (ii) or (iii) above was at the written request or direction of, or in accordance with specifications required by, Provider Indemnitee;

      (b) any Claims arising out of personal injuries, death or damage to tangible personal or real property of third parties including employees of Provider, its contractors and subcontractors caused by the tortious conduct, negligence or willful misconduct of Provider, its employees, Affiliates, agents, contractors or subcontractors; provided that Provider will have no obligation under this part, to the extent the same arise out of or in connection with the tortious conduct, negligence or willful misconduct of a member of the Company Group or any other Company Indemnitee;

      (c) any Claims for Taxes assessed or claimed against the Company Group which are obligations of Provider under this Agreement (including the obligations of Provider regarding Taxes described in Section 7.2 of this Agreement) or result from breach of obligations of Provider under this Agreement, including, without limitation, any fines, penalties, administrative fees or the like payable by Company to any governmental entity (whether or not a taxing entity) arising from Provider's failure to comply with its obligations under this Agreement;

      (d) any Claim by a third party (including without limitation employees of Company or its contractors or subcontractors) resulting from inadequacies in the physical and data security control systems to the extent such physical and data security control systems are the responsibility of Provider under Section 11 of this Agreement and any act by Provider or any employee, agent, contractor or sub-contractor of Provider resulting in a breach of Provider's obligations under Section 11 (including, without limitation, any theft, conversion, misappropriation, unauthorized disclosure or other misuse of or unauthorized access to Company's Company Information);

      (e) any Claims for penalties, interest and other charges imposed by a taxing authority (except the actual taxes payable by Company under the terms of this Agreement) arising out of or resulting from Provider's issuance of an incorrect invoice or other information provided to Company in writing regarding its charges to Company for the Services to Company;


Confidential              Technical Services Agreement

      (f) any Claims by any Affected Employees arising out of or resulting from their treatment by Provider as employees of Provider and any Claims resulting from any breach by Provider of its obligations under the AFFECTED EMPLOYEE ARRANGEMENTS SCHEDULE (SCHEDULE J); and

      (g) any Claims arising out of any breach by Provider of Sections 2.10, 10 or 11.

16.2. Indemnity by Company. Company will indemnify, defend and hold Provider, its Affiliates and their respective officers, directors, employees, agents, successors and assigns (each a "Provider Indemnitee") harmless on an as-incurred basis from and against any and all Losses incurred by any Provider Indemnitee arising from or in connection with:

      (a) any Claims of infringement of any patent or any copyright, trademark, service mark, trade name, trade secret, confidential information or similar intellectual property right, whether conferred by contract or arising under law, alleged to have been incurred because of or arising out of any equipment, materials and other resources (including without limitation information technology, information management and communications services equipment, Software or other resources) provided to Provider by the Company Group in connection with the performance of the Services; provided, however, that Company will have no obligation with respect to any Losses to the extent arising out of or in connection with (i) a Provider Indemnitee's modification of any Software, Hardware or similar resource provided by a member of the Company Group; or (ii) a Provider Indemnitee's combination, operation or use of the equipment, Software or other resources provided by a Company Indemnitee and/or its other contractors with devices, data, programs or other resources not furnished by a Company Indemnitee and/or its other contractors; or (iii) any use by a Provider Indemnitee of devices, data, programs or other resources furnished by Company in a manner materially contravening Company's express written instructions to such Provider Indemnitee , except to the extent in each case that any of the activities described in clauses (i) , (ii) or (iii) above was at the written request or direction of, or in accordance with specifications required by, Company Indemnitee and/or its other contractors;

      (b) any Claim arising out of or relating to personal injuries, death or damage to tangible personal or real property of third parties including employees of the Company Group caused by the tortious conduct, negligence or willful misconduct of the Company Group or their employees and agents; provided that Company will have no obligation, under this part, to the extent the same arise out of or in connection with the tortious conduct, negligence or willful misconduct of Provider, its Affiliates , subcontractors or any other Provider Indemnitee;

      (c) any Claim for Taxes assessed or claimed against Provider which are obligations of Company under this Agreement (including the obligations of Company regarding Taxes described in Section 7.2 of this Agreement) or result from breach of obligations of Company under this Agreement, including, without limitation, any fines, penalties, administrative fees or the like payable by Provider to any governmental entity (whether or not a taxing entity) arising from Company's failure to comply with its obligations under this Agreement;

      (d) any Claims by any Affected Employees arising out of or resulting from their treatment by any member of the Company Group as employees of the Company Group and Claims resulting from any breach by Company of its obligations under the AFFECTED EMPLOYEE ARRANGEMENT SCHEDULE (SCHEDULE J);

      (e) any Claims arising out of any breach by Company of Sections 2.10, 10 or 11; and

      (f) any Claims arising out of any breach by Company of its obligations under ERISA except to the extent that such Claims are the result of or arise out of Provider's breach of its


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                                                                         Page 25
            obligations under this Agreement or any act or omission of Provider in contravention of any written instructions from Company Group.

16.3. Indemnification Procedures.

      (a) Written notice shall be given to the Party that is obligated to provide indemnification under Sections 16.1 and 16.2 (the "Indemnifying Party"), if any civil, criminal, administrative or investigative action or proceeding is commenced or threatened by a third party (any of the above being a "Claim") against any Party entitled to receive indemnification under Sections 16.1 and 16.2 (the "Indemnified Party"). Such notice shall be given as promptly as practicable but in all events, within a period that will not prejudice the rights of the Indemnified Party under this Agreement or to defend the Claim. After such notice, if the Indemnifying Party acknowledges in writing to the Indemnified Party that this Agreement applies with respect to such Claim, then the Indemnifying Party shall be entitled to take control of the defense and investigation of such Claim and to employ and engage attorneys of its sole choice to handle and defend the same, at the Indemnifying Party's sole cost and expense. The Indemnifying Party must deliver written notice of its election to take control of the claim to the Indemnified Party not fewer than [***]* prior to the date on which a response to such Claim is due or such lesser period as is reasonable given the nature of the Claim and the notice and response time permitted by law or the facts and circumstances.

      (b) The Indemnified Party shall cooperate in all reasonable respects with the Indemnifying Party and its attorneys in the investigation, trial, defense and settlement of such Claim and any appeal arising therefrom. The Indemnified Party may participate in such investigation, trial, defense and settlement of such Claim and any appeal arising therefrom, through its attorneys or otherwise, at its own cost and expense. No settlement of a Claim that involves a remedy other than the payment of money by the Indemnifying Party shall be entered into without the consent of the Indemnified Party.

      (c) After notice to the Indemnified Party of the Indemnifying Party's election to assume full control of the defense of any such Claim, the Indemnifying Party shall not be liable for any legal expenses incurred thereafter in connection with the defense of that Claim by the Indemnified Party. If the Indemnifying Party does not promptly assume full control over and diligently pursue the defense of a Claim as provided in this Section 16.3, the Indemnified Party shall have the right to defend, settle or otherwise resolve the Claim in such manner as it may deem appropriate, at the cost and expense of the Indemnifying Party, and the Indemnifying Party may participate in such defense, at its sole cost and expense. In no event shall any settlement of the Claim require the consent of the Indemnifying Party, unless the Indemnifying Party is required to be a party to such settlement agreement.

16.4. Clarifications. In the event and to the extent that a Claim is made against an Indemnitee by an employee of the Indemnifying Party or its contractors or subcontractors, the Parties agree that the Indemnifying Party shall indemnify and hold harmless the Indemnitee to the same extent as if the Claim were made by a non-employee of the Indemnifying Party, its contractors or subcontractors.

16.5. Primary Indemnification. The indemnification provided by each Indemnifying Party hereunder shall be primary and immediate. Accordingly, in addition to other provisions herein, and in order to render the Parties' intent and this indemnification agreement fully enforceable, each Indemnifying Party, in an indemnification claim hereunder, expressly and without reservation waives any defense or immunity it may have under any statute or judicial decision disallowing or limiting such indemnification and consents to a cause of action for indemnity. This waiver and consent to indemnification is made irrespective of and specifically waiving any defense or immunity under any statute or judicial decision.

--------
* Confidential information has been omitted


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                                                                         Page 26

                             ARTICLE 17. INSURANCE

17.1. Provider Insurance. During the term of this Agreement, Provider will maintain the insurance coverages specified in the INSURANCE SCHEDULE in amounts no less than the coverage amounts set forth on the INSURANCE SCHEDULE. Except for workers' compensation insurance and errors and omissions insurance, Company shall be named as an additional insured on all such required policies, and as such the carriers shall undertake to provide at least [***]* prior written notice of cancellation or modification of such policies. No such cancellation, modification or change shall affect Provider's obligation to maintain the insurance coverages required by this Agreement. The coverage afforded under any insurance policy obtained by Provider pursuant to this Agreement shall be primary coverage regardless of whether or not Company has similar coverage. Provider and its contractors and subcontractors shall not perform under this Agreement without the prerequisite insurance. Upon Company's request, Provider shall provide Company with certificates of such insurance including renewals thereof. The minimum limits of coverage required by this Agreement may be satisfied by a combination of primary and excess or umbrella insurance policies. If Provider or its contractors or subcontractors shall fail to comply with any of the insurance requirements herein, upon written notice to Provider by Company and a [***]* cure period, Company may, without any obligation to do so, procure such insurance and Provider shall pay Company the cost thereof plus a reasonable administrative fee as designated by Company. The maintenance of the insurance coverages required under this Agreement shall in no way operate to limit the liability of Provider to Company under the provisions of this Agreement. The Parties do not intend to shift all risk of loss to insurance. The naming of Company as additional insured is not intended to be a limitation of Provider's liability and shall in no event be deemed to, or serve to, limit Provider's liability to Company to available insurance coverage or to the policy limits specified in this Section 17.1, nor to limit Company's rights to exercise any and all remedies available to Company under contract, at law or in equity.

17.2. Mutual Waiver of Subrogation.

      (a) To the extent permitted by law and applicable insurance policies, Provider, its contractors, subcontractors, and their respective insurers hereby waive their rights of subrogation against the Company Group and their respective directors, officers, employees and agents for any loss or damage to the Provider provided machines, Provider Software, and other tangible and intangible, real and personal property of Provider, its contractors and subcontractors resulting from operations in connection with this Agreement. Each property and workers' compensation insurance policy of Provider, its contractors and subcontractors shall be endorsed to provide a waiver of any and all rights of subrogation against the Company Group and their respective directors, officers, employees and agents for loss resulting from operations in connection with this Agreement.

      (b) To the extent permitted by law and applicable insurance policies, Company, its directors, officers, employees and agents hereby waive their rights of subrogation against Provider, its contractors and subcontractors for any loss or damage to the Company provided Hardware, Software, office furnishings and other tangible and intangible, real and personal property of Company, its directors, officers, employees and agents resulting from operations in connection with this Agreement. Each property and worker's compensation insurance policy of Company shall be endorsed to provide a waiver of any and all rights of subrogation against Provider, its contractors and subcontractors for loss resulting from operations in connection with this Agreement.

--------
* Confidential information has been omitted


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                                                                         Page 27

                         ARTICLE 18. DISPUTE RESOLUTION

18.1. Dispute Resolution Process. All disputes will be subject to the Dispute Resolution Process set forth in the DISPUTE RESOLUTION SCHEDULE.

18.2. Continued Performance. The Parties agree to continue performing their respective obligations under this Agreement while the dispute is being resolved unless and until such obligations are terminated or expire in accordance with the provisions of this Agreement.

                           ARTICLE 19. FORCE MAJEURE

19.1. Force Majeure.

      (a) Neither Party shall be liable for any default or delay in the performance of its obligations hereunder if and to the extent and while such default or delay is caused, directly or indirectly, by fire, flood, earthquake, elements of nature or acts of God, acts of war, terrorism, riots, civil disorders, rebellions or revolutions in the United States, strikes, lockouts, or labor difficulties or any other similar cause beyond the reasonable control of such Party other than strikes, lockouts, or labor difficulties initiated by such Party's or its subcontractor's employees; provided such default or delay could not have been prevented by reasonable precautions and cannot reasonably be circumvented by the nonperforming Party through the use of alternate sources, work-around plans or other means, (individually, each being a "Force Majeure Event").

      (b) If a Force Majeure Event occurs, the nonperforming Party will be excused from any further performance or observance of the obligation(s) so affected for as long as such circumstances prevail and such Party continues to use commercially reasonable efforts to recommence performance or observance whenever and to whatever extent reasonably possible without delay. Any Party so delayed in its performance will immediately notify the other by telephone and describe at a reasonable level of detail the circumstances causing such delay (to be confirmed in writing within [***]* after the inception of such delay).

      (c) If any Force Majeure Event substantially prevents, hinders, or delays performance of the Services necessary for the performance of Company's critical functions for more than [***]* then Company may at its option:

            (i) subject to SECTION 19.2, procure such Services from an alternate source until Provider is able to provide the Services. During the Force Majeure Event, Provider will directly and timely pay the alternate source the full amount charged by such alternate source for the provision of such Services to Company until such time as Provider is able to restore the Services and meet the Service Levels, but in no event for more than [***]*; or

            (ii) if Provider has been unable to restore the Services without aid of such alternative source within [***]* Company may terminate this Agreement as of a date specified by Company in a written notice of termination to Provider, and Company will pay all Charges due and payable through the termination date so specified by Company in its notice to Provider. If Company elects such termination, Company shall not be obligated to pay any other termination or other fees, however described, to Provider, except charges for Termination Assistance Services.


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                                                                         Page 28

19.2. Exceptions. Section 19.1 does not limit or otherwise affect Provider's obligation to provide Disaster Recovery Services in accordance with
      Section 2.7. In the event of a Force Majeure Event affecting Company,
      Section 19.1 will not limit or otherwise relieve Company's obligation to pay any monies due Provider under the terms of this Agreement.

                           ARTICLE 20. GENERAL TERMS

20.1. Governing Law. This Agreement and any and all claims and disputes arising out of or in connection with or related to the relationships and arrangements between the Company Group and Provider described in this Agreement will be governed by and construed in accordance with the laws of the State of New York (to the extent not preempted by federal law), exclusive of its conflicts of laws provisions.

20.2. Choice of Forum. Subject to the Dispute Resolution Process, the Parties hereby (i) agree that the courts sitting in New York, New York shall have exclusive jurisdiction over the actions arising out of or related to or in connection with this Agreement and the subject matter of this Agreement, whether in contract tort, or any other form of action ("Action"); (ii) agree to initiate any such Action against the other Party only in such courts; (iii) agree that they shall not raise any defense to the lawful jurisdiction of such courts; and (iv) agree that they shall not attempt the removal of any Action to any other court, whether local, state or federal courts of the United States or the courts of any other country.

20.3. Relationship of the Parties. This Agreement shall not be construed as constituting either Party as partner of the other or to create any other form of legal association that would impose liability upon one Party for the act or failure to act of the other. This Agreement shall not be construed as providing either Party with the right, power or authority (express or implied) to create any duty or obligation of the other Party, except to the limited extent consistent with the appointment of Provider as Company's representative pursuant to Section 3.3. Each Party shall be responsible for the management, direction and control of its employees and such employees shall not be employees of the other Party. It is the mutual intent and understanding of the Parties that each Party in performing its obligations under this Agreement shall be an independent contractor engaged in the business of providing such services.

20.4. Publicity. Each Party will submit to the other Party all advertising, written sales promotion, press releases and other publicity matters relating to this Agreement in which the other Party's name or mark is mentioned or language from which the connection of said name or mark may be inferred or implied, and will not publish or use such advertising, sales promotion, press releases, or publicity matters without prior written approval of the other Party. However, either Party may include the other Party's name, and a factual description of the work performed under this Agreement with language substantially equivalent to language approved in a previously published press release, on employee bulletin boards, in its list of references and in the experience section of proposals to third parties, in internal business planning documents and in its annual report to stockholders, and whenever required by reason of legal, accounting or regulatory requirements.

20.5. Entire Agreement, Updates, Amendments and Modifications. This Agreement, including all Schedules attached hereto, constitute the entire agreement of the Parties with regard to the Services and matters addressed therein, and all prior agreements, letters, proposals, discussions and other documents regarding the Services and the matters addressed in this Agreement (including the Schedules) are superseded and merged into this Agreement (including the Schedules). Updates, amendments and modifications to this Agreement may not be made orally, but shall only be made by a written document signed by both Parties. Any terms and conditions varying from this Agreement (including the Schedules) on any order or written notification from either Party shall not be effective or binding on the other Party.


Confidential              Technical Services Agreement

20.6. Waiver. No waiver of any breach of any provision of this Agreement shall constitute a waiver of any prior, concurrent or subsequent breach of the same or any other provisions hereof.

20.7. Severability. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable by any court or other tribunal with jurisdiction over any proceeding relating to such provision, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and such provision shall be deemed to be restated to reflect the Parties' original intentions as nearly as possible in accordance with applicable law(s).

20.8. Counterparts. This Agreement shall be executed in counterparts. Each such counterpart shall be an original and together shall constitute but one and the same document.

20.9. Binding Nature and Assignment. This Agreement will be binding on the Parties and their respective successors and permitted assigns. Except as provided in this Section 20.9, neither Party may, or will have the power to, assign this Agreement without the prior written consent of the other, [***]* The assigning Party shall remain fully liable for and shall not be relieved from the full performance of all obligations under this Agreement. Any attempted assignment that does not comply with the terms of this Section 20.9 shall be null and void.

20.10. Notices.

       (a) Under this Agreement whenever one Party is required or permitted to give notice to the other Party, such notice will be in writing unless otherwise specifically provided herein and will be deemed given when delivered in hand, one (1) day after being given to an express courier with a reliable system for tracking delivery, or five (5) days after the day of mailing, when mailed by United States mail, registered or certified mail, return receipt requested, postage prepaid.

       (b)    Notifications will be addressed as follows:

              (i)    For all notices:

                                    In the case of Company:
                                    [***]*

                                    In the case of Provider:
                                    [***]*

              (ii) For notices relating to termination, breach or default, also notify:

                                    In the case of Company:
                                    [***]*

                                    In the case of Provider:
                                    [***]*

       Either Party may from time to time change its address for notification purposes by giving the other prior written notice of the new address and the date upon which it will become effective.

20.11. No Third Party Beneficiaries. The Parties do not intend, nor will any Section hereof be interpreted, to create for the benefit of any third party any beneficiary rights with respect to either of the Parties, except each member of the Company Group shall be a third party beneficiary under this Agreement.

--------
* Confidential information has been omitted


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
20.12. Other Documents. Upon request of the other Party, on or after the Effective Date and the date(s) of any amendments or revisions hereto each Party shall furnish to the other a certificate of an executive officer confirming that this Agreement and any amendment or revision hereto has been duly executed and delivered on behalf of such Party.

20.13. Consents and Approvals. The Parties agree that in any instance where consent, approval or agreement is required of a Party in order for the other Party to perform under or comply with the terms and conditions of this Agreement, then such Party will not unreasonably withhold or delay such consent, approval or agreement, and where consent, approval or agreement cannot be provided, the Party shall notify the other Party in a timely manner.


Confidential              Technical Services Agreement

                                   APPENDIX A

                                    GLOSSARY

                                       TO
                          TECHNICAL SERVICES AGREEMENT

                                     between

                           INTERNATIONAL PAPER COMPANY

                                       and

                                   EXULT, INC.

      This Glossary contains the definitions of the capitalized terms used in the Master Services Agreement between International Paper Company and Exult, Inc. dated as of the Effective Date.

Action                                    has the meaning given in Section 20.2.

Additional Agreements                     has the meaning given in the
                                          ADDITIONAL AGREEMENTS SCHEDULE.

Affected Employees                        has the meaning given in Section 1.0
                                          of the AFFECTED EMPLOYEE ARRANGEMENTS
                                          SCHEDULE (SCHEDULE J) relating to the
                                          individuals who are listed in the
                                          AFFECTED EMPLOYEES SCHEDULE (SCHEDULE
                                          D), as such Schedule is updated from
                                          time to time after the Effective Date.

Affiliates                                means, with respect to a Party, any
                                          entity at any time Controlling,
                                          Controlled by or under common Control
                                          with such Party.

Agreed Damages Exceptions                 means those matters set forth on the
                                          AGREED DAMAGE EXCEPTIONS SCHEDULE that
                                          are not subject to certain limitations
                                          and waivers of liability set forth in
                                          Article 14 of this Agreement.

Agreement                                 means this Technical Services
                                          Agreement and the Schedules referenced
                                          herein.

Benchmark Process                         has the meaning given in the
                                          Benchmarking Schedule.


Confidential        Glossary to Technical Services Agreement

Cause means termination of this Agreement by Company pursuant to Section 12.3 of this Agreement.

Change Control Procedures                 means the change control process set
                                          forth on the CHANGE CONTROL SCHEDULE.

Change of Control                         [***]*

Charges means the Baseline Charges, Additional Resource Charges, Reduced Resource Charges, Third Party Costs, Allocated Costs, project fees, charges for New Services, and any other charges, each as described in the CHARGES SCHEDULE (SCHEDULE C).

Claim                                     has the meaning given in
                                          Section 16.3(a).

COBRA means the Consolidated Omnibus Budget Reconciliation Act of 1985 and any regulations promulgated thereunder.

Code means computer programming code, including Source Code, Object Code and Script Language code.

Company                                   has the meaning given in the first
                                          paragraph of this Agreement.

Company Group                             means individually and collectively
                                          Company and any of its existing and
                                          future Affiliates [***]*

Company Group Business                    means the businesses engaged in by the
                                          Company Group.

Company Indemnitee                        has the meaning given in Section 16.1.

Company Information                       means the Company Confidential
                                          Information, the Company Trade Secrets
                                          and any and all other data or
                                          information of any kind owned or held
                                          in custody by any member of the
                                          Company Group, including, without
                                          limitation, all records and reports
                                          related to the Company Group, the
                                          Company Group Business and the
                                          Services and employee related data.

----------
* Confidential information has been omitted.


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                                                                          Page 2

Company Software Assets                   means the Software owned by or
                                          licensed to Company listed in the
                                          SOFTWARE RIGHTS SCHEDULE (SCHEDULE F).

Company Support Services                  means the information technology
                                          services provided or to be provided by
                                          Affected Employees.

Confidential Information                  means any and all proprietary business
                                          information in the possession of the
                                          disclosing Party treated as secret by
                                          the disclosing party (that is, it is
                                          the subject of efforts by the
                                          disclosing Party or its Affiliates
                                          that are reasonable under the
                                          circumstances to maintain its secrecy)
                                          that does not constitute a Trade
                                          Secret, including, without limitation,
                                          any and all proprietary information in
                                          the possession of such Party of which
                                          the receiving Party becomes aware as a
                                          result of its access to and presence
                                          at the other Party's facilities.

Contract Year                             has the meaning given in the CHARGES
                                          SCHEDULE (SCHEDULE C).

Control, Controlling, or Controlled       means possessing, directly or
                                          indirectly, the power to direct or
                                          cause the direction of the management
                                          and policies of an entity, whether
                                          through ownership of voting
                                          securities, by contract or otherwise.

Damages mean actual, direct, damages incurred by the claiming Party which include the following non-exhaustive examples, in the case of Company: (i) the costs of cover incurred by the Company Group to obtain services which are the same as or substantially similar to the Services; (ii) the costs to correct any deficiencies in the Services rendered by Provider; (iii) the costs incurred by the Company Group to transition to another services provider and/or to take some or all of such functions and responsibilities in-house; and (iv) the difference in the amounts to be paid to Provider hereunder and the charges to be paid to such other provider and/or the costs of providing such functions, responsibilities and tasks in-house.

Damages Cap                               has the meaning given in Section 14.1.


Confidential        Glossary to Technical Services Agreement

Derivative Code                           means Code that satisfies the
                                          definition of a Derivative Work.

Derivative Work                           shall mean a work that is based upon
                                          one or more preexisting works, such as
                                          a revision, modification, translation,
                                          abridgement, condensation, expansion,
                                          or any other form in which a
                                          preexisting work may be recast,
                                          transformed, or adapted, and that, if
                                          prepared without the authorization of
                                          the owner of the preexisting work,
                                          would constitute a copyright
                                          infringement.

Disaster Recovery Services                means the Services described in the
                                          DISASTER RECOVERY SCHEDULE.

Dispute Resolution Process                has the meaning given in the DISPUTE
                                          RESOLUTION SCHEDULE.

Effective Date                            means October 18, 2001, at 12:00 am,
                                          CST.

Employee Service Center                   means the portion of the Company's
                                          facility located at 4049 Willow Lake
                                          Boulevard, Willow Lake Business Park,
                                          Memphis, Tennessee 38118 through which
                                          Company performs human resources
                                          related functions.

ERISA means the Employee Retirement Income Security Act of 1974 and any regulations promulgated thereunder.

Event-Related Damages                     means the aggregate amount of Damages
                                          to Company, plus any amounts that
                                          Company is entitled to recover from
                                          Provider under Section 16.1(c), that
                                          collectively are caused by an event or
                                          series of related events with respect
                                          to which a Service Credit is paid or
                                          credited.

Exclusive Services                        means the Services that Company shall
                                          purchase exclusively from Provider
                                          during the Term as described in the
                                          SERVICES SCHEDULE (SCHEDULE A).

Fees at Risk                              has the meaning set forth in CHARGES
                                          SCHEDULE (SCHEDULE C).

Force Majeure Event                       has the meaning given in Section 19.1.


Confidential        Glossary to Technical Services Agreement

Glossary                                  means this Appendix A Glossary to the
                                          Technical Services Agreement.

Hardware means computers and related equipment, including central processing units and other processors, controllers, modems, communications and telecommunications equipment (voice, data and video), cables, storage devices, printers, terminals, other peripherals and input and output devices, and other tangible mechanical and electronic equipment intended for the processing, input, output, storage, manipulation, communication, transmission and retrieval of information and data.

HIPAA means the Health Insurance Portability and Accountability Act of 1996 and any regulations promulgated thereunder.

Human Resources Agreement                 means that certain Human Resources
                                          Services Agreement, Services dated as
                                          of October 18, 2001, entered into
                                          between the parties.

Indemnified Party                         has the meaning given in Section 16.3.

Indemnifying Party                        has the meaning given in Section 16.3.

Initial Services Period                   has the meaning given in the CHARGES
                                          SCHEDULE (SCHEDULE C).

Key Performance Indicators or KPIs        has the meaning given in the SERVICE
                                          LEVELS SCHEDULE (SCHEDULE B).

Losses                                    means all losses, liabilities,
                                          damages, penalties and claims
                                          (including taxes and all related
                                          interest and penalties incurred
                                          directly with respect thereto), and
                                          all related costs, expenses and other
                                          charges (including all reasonable
                                          attorneys' fees and reasonable costs
                                          of investigation, litigation,
                                          settlement judgment, interest and
                                          penalties).

Maintenance Release                       means those software fixes and updates
                                          provided by vendors of the Software as
                                          part of normal maintenance service for
                                          the software, such as, for example,
                                          software point releases.


Confidential        Glossary to Technical Services Agreement

Material Termination Event                means the termination for cause by
                                          Company of the Human Resources
                                          Services Agreement or the Systems
                                          Services Agreement.

Materials                                 means expressions of literary works or
                                          other works of authorship, Code and
                                          other development works of any kind
                                          (such as programs, program listings,
                                          programming tools, documentation,
                                          reports, drawings and similar works)
                                          that are developed by Provider,
                                          Company, or by Provider and Company
                                          (or the contractors or subcontractors
                                          of either Party), under or in
                                          connection with this Agreement.

Migration Date                            [***]*

New Services                              has the meaning given in Section 2.13.

Object Code                               is the version of Software that exists
                                          in the form of binary-coded machine
                                          instructions that may be specific to a
                                          CPU or computer model or family. It is
                                          sometimes called operating code or
                                          machine language. Object Code is
                                          created by using programs called
                                          assemblers, compilers and interpreters
                                          to convert the Source Code written by
                                          human software developers into the
                                          binary machine language the computer
                                          understands.

Optional Agreements                       means the Human Resources Services
                                          Agreement and the Systems Services
                                          Agreement.

Parties means Company and Provider as identified on the initial page of this Agreement.

Party                                     means Company or Provider as detailed
                                          on the initial page of this Agreement.

Pre-Existing Property                     means any product, Code, property,
                                          works or other subject matter of any
                                          kind owned or licensed by either
                                          Party, its Affiliate, sub-contractors
                                          or licensors independent from, or
                                          prior to the commencement date of, the
                                          applicable development or deployment
                                          activity under this Agreement.

Process Take-On Date                      has the meaning given in Section 5.1.

----------
* Confidential information has been omitted.


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                                                                          Page 6

Proprietary Information                   means collectively the Confidential
                                          Information and Trade Secrets.
                                          Proprietary Information also includes
                                          information which has been disclosed
                                          to either Party by a third party which
                                          such Party is obligated to treat as
                                          confidential or secret.

Provider                                  has the meaning given in the first
                                          paragraph of this Agreement.

Provider Managers                         has the meaning given in Section 6.3.

Provider Indemnitee                       has the meaning given in Section 16.2.

Related Documentation                     means, with respect to Software,
                                          documentation, as relevant to the
                                          scope of the license for the
                                          particular Software, that describes
                                          the function and use (and installation
                                          and operation) of such Software, which
                                          may include the specifications,
                                          technical manuals, user manuals,
                                          procedures manuals, system manuals,
                                          flow diagrams, and file descriptions.

Relationship Manager                      has the meaning given in the ACCOUNT
                                          GOVERNANCE SCHEDULE.

Retained Agreements                       has the meaning given in the SOFTWARE
                                          RIGHTS SCHEDULE (SCHEDULE F).

Reporting Service Levels or RSL's         has the meaning given in the SERVICE
                                          LEVELS SCHEDULE (SCHEDULE B).

Right to Use Agreements                   has the meaning given in the SOFTWARE
                                          RIGHTS SCHEDULE (SCHEDULE F).

Schedules                                 means the schedules to this Agreement.

Script Language                           is a high-level command language that
                                          is interpreted by the computer
                                          (translated on the fly) without having
                                          to be compiled. Script Language is
                                          usually used to write scripts for
                                          limited functions that augment an
                                          application or system program. Macros
                                          and communications program scripts are
                                          other examples. Script Language is not
                                          a general-purpose programming
                                          language. Examples, of Script Language
                                          include Hyper-Text Mark-up Language
                                          (HTML) and Microsoft's Visual Basic
                                          for Applications (VBA).


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                                                                          Page 7

Service Credits                           has the meaning set forth in the
                                          CHARGES SCHEDULE (SCHEDULE C).

Service Levels                            means the service levels and
                                          performance responsibilities under
                                          which the Services will be provided,
                                          which shall include Key Performance
                                          Indicators and Reporting Service
                                          Levels. The Service Levels are
                                          described in the SERVICE LEVELS
                                          SCHEDULE (SCHEDULE B).

Services means the Services to be provided by Provider as set forth in the SERVICES SCHEDULE (SCHEDULE A), the TRANSITION PLAN SCHEDULE (SCHEDULE G) and the other Schedules to this Agreement and as those services may evolve and be supplemented and enhanced during the Term. Any New Services are included among the Services once Company accepts Provider's quote pursuant to
                                          Section 2.13(b) and elects to have
                                          Provider perform the New Services.

Services Employees                        has the meaning given in Section
                                          13.4(i).

Similar Services                          has the meaning given in Section 1.6.

Software means and includes, as relevant to the scope of the license for the particular Software, Script Languages, Source Code or Object Code versions of any computer programs (including operating system programs, computer utilities programs), and Related Documentation, in whatever format or media, including the tangible media upon which such programs and Related Documentation are recorded or printed.

Systems Services Agreement                means that certain Systems Services
                                          Agreement, dated as of October 18,
                                          2001, entered into between the
                                          Parties.

Source Code                               means the version of Software that
                                          exists in the form of statements and
                                          instructions written by, and readable
                                          by, a human Software developer. Source
                                          Code is not directly executable by a
                                          computer, but must first be converted
                                          into Object Code by compilers,
                                          assemblers or interpreters. Source
                                          Code differs from Script Language
                                          which is both readable


Confidential        Glossary to Technical Services Agreement
                                          by a human software developer and is
                                          executable by a computer without
                                          compiling or assembling.

Tax Claim                                 has the meaning given in Section 7.2.

Taxes means foreign, federal, state and local sales, use, gross receipts, excise, telecommunications, value added, goods and services, provincial sales, other similar types of transfer taxes, duties, fees or charges (including any related penalties, additions to tax, and interest), however designated or imposed, which are in the nature of a transaction tax, duty, fee or charge, but not including any taxes, duties, fees or charges imposed on or measured by net or gross income (other than any such taxes which are in the nature of transaction taxes of the type listed above), capital stock or net worth or in the nature of an income, capital, franchise, or net worth tax.

Term has the meaning given in Section 12.1, and includes any extension or renewal term arising pursuant to this
                                          Agreement.

Termination Assistance Period             has the meaning given in Section 13.3.

Termination Assistance Plan               means the plan to be created by
                                          Provider in accordance with the
                                          TERMINATION ASSISTANCE SCHEDULE, under
                                          which plan Provider will assist
                                          Company in transitioning the Services
                                          to Company or to another provider
                                          after termination of the Services
                                          Agreement.

Termination Assistance Services           means the termination assistance
                                          services described in Sections 13.3
                                          and 13.4 and the TERMINATION
                                          ASSISTANCE SCHEDULE.

Third Party Agreements                    means those third party arrangements
                                          listed in, the SOFTWARE RIGHTS
                                          SCHEDULE (SCHEDULE F) and the HARDWARE
                                          RIGHTS SCHEDULE (SCHEDULE M).

Third Party Costs                         has the meaning given in the CHARGES
                                          SCHEDULE (SCHEDULE C).


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                                                                          Page 9

Trade Secrets                             mean information related to the
                                          services or business of the disclosing
                                          Party or its Affiliates or of a third
                                          party which (a) derives economic
                                          value, actual or potential, from not
                                          being generally known to or readily
                                          ascertainable by other persons who can
                                          obtain economic value from its
                                          disclosure or use; and (b) is the
                                          subject of efforts by the disclosing
                                          Party or its Affiliates that are
                                          reasonable under the circumstances to
                                          maintain its secrecy, including
                                          without limitation (i) marking any
                                          information reduced to tangible form
                                          clearly and conspicuously with a
                                          legend identifying its confidential or
                                          proprietary nature; (ii) identifying
                                          any oral presentation or communication
                                          as confidential immediately before,
                                          during or after such oral presentation
                                          or communication; or (iii) otherwise,
                                          treating such information as
                                          confidential or secret. Assuming the
                                          criteria in sections (a) and (b) above
                                          are met, Trade Secrets include, but
                                          are not limited to, technical and
                                          non-technical data, employee data,
                                          personally identifiable information,
                                          formulas, patterns, compilations,
                                          computer programs and software,
                                          devices, drawings, processes, methods,
                                          techniques, designs, programs,
                                          financial plans, product plans, and
                                          lists of actual or potential customers
                                          and suppliers.

Transition Plan                           means the Transition Plan described in
                                          the TRANSITION PLAN SCHEDULE (SCHEDULE
                                          G).

Version means major software upgrades that generally add function to existing Software and may be provided by the Software vendor at a fee over and above the standard software maintenance costs.

Virus or Viruses                          means computer instructions (i) that
                                          without functional purpose adversely
                                          affect the operation, security or
                                          integrity of a computing,
                                          telecommunications or other digital
                                          operating or processing system or
                                          environment including without
                                          limitation, other programs, data,
                                          computer libraries and computer and
                                          communications equipment, by altering,
                                          destroying, disrupting or inhibiting
                                          such operation, security or integrity;
                                          (ii) that without functional purpose,
                                          self-replicate written manual
                                          intervention; or (iii) that purport to


Confidential        Glossary to Technical Services Agreement
                                          perform a useful function but which
                                          actually perform either a destructive
                                          or harmful function, or perform no
                                          useful function and utilize
                                          substantial computer,
                                          telecommunications or memory
                                          resources.


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                                                                         Page 11
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Proprietary and Confidential                         International Paper / Exult

                                  SCHEDULE A

                             DESCRIPTION OF SERVICES

1     INTRODUCTION

      1.1   PROCESSES; PARTIES' RESPONSIBILITIES

      This Services Schedule (Schedule A) describes the responsibilities of Provider and Company in performing the listed Processes and sub-processes of the Services.

      The following categories of IT processes (each, a "Process") are covered in this Services Schedule and within the scope of Services:

            -     Information Technology Support Services

      The descriptions of processes and sub-processes in this Services Schedule are intended to provide a high-level allocation of responsibilities between Provider and Company. Various lesser-included subtasks are intended to be included within such Processes and sub-processes according to the following assumptions and principles, unless otherwise agreed or specified: [***]*

      Except where specifically set out in the applicable Transition Plan, from the Process Take-On Date, Provider shall perform each of its agreed-upon tasks within each Process included in the Services. The initial manner of Provider's performance of its assumed responsibilities shall be generally consistent with the manner in which Company performed such responsibilities prior to the applicable Process Take-On Date, provided that, Provider shall have control over the manner of its delivery of Services in accordance with Provider's standard procedures and practices, subject to Company's established internal service delivery obligations, the Service Levels, reporting requirements, and any other specifically agreed written requirements.

      Provider will perform all of the tasks inherent within the Services related to IT support of the IT environment within which the human resources processes operate as described in this Services Schedule. Those responsibilities retained by Company as identified in this Schedule shall be the responsibility of Company, and any failure by Company to perform such responsibilities shall not constitute a breach of this Agreement by Company; provided, however, that this sentence shall not relieve Company of its obligation to perform any covenants expressly set forth in the Agreement, including without limitation, Section 2.10 of the Agreement. The Parties acknowledge that as an inherent part of the Services Provider may create tools for its use in performing the Services.

      Provider shall be responsible for the services of all third parties engaged as subcontractors by Provider.

      Provider shall perform all services in this Schedule in accordance with the existing process flows and timelines maintained by Company prior to the Process Take-On Date as provided by Company to Provider prior to the Effective Date, without limiting Provider's right to control the manner in which the Services are delivered. Notwithstanding anything to the contrary, Provider shall have discretion to manage and modify its processes and internal timelines over time in any reasonable manner which maintains compliance with the specific requirements of this Schedule.

1.2   [***]*

----------
* Confidential information has been omitted.


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      1.3   LEGEND

      The following legend applies for all tables in this Services Schedule (Schedule A).

                  -------------------------------------------

                                  Table Legend

                  -------------------------------------------
                     X            Performs Task or Process

                  -------------------------------------------

                     A                    Approves

                  -------------------------------------------

2     INFORMATION TECHNOLOGY SUPPORT SERVICES

            The Information Technology Support Services Process refers to the applications support activities (excluding software development and enhancement activities) performed to support the information technology environment within which Company's human resources processes operate and which support the Company's human resources processes. This section specifically refers to the hardware, software and networks that support the Processes and sub-processes addressed elsewhere within this Schedule A.

            [***]*

            "Company IT Domain" means the data processing infrastructure, servers, data communications equipment, local area networks, desktop equipment and support, wide area network facilities operated and maintained by Company at Company facilities and/or operated and maintained by third parties under Third Party Contracts managed by Company at Company facilities. This includes the infrastructure, equipment and communications facilities for the Memphis ESC operated by Provider that supports Company.

            "DRP" means disaster recovery plan.

            "Provider IT Domain" means the data processing infrastructure, servers, data communications equipment, local area networks, desktop equipment and support and wide area network facilities, operated and maintained by Provider at Provider facilities and/or operated and maintained by third parties under Third Party Contracts administered by Provider at Provider facilities.

            The following table shows the high level division of responsibilities for Company IT Domain and Provider IT Domain responsibilities, based on the application and/or support type.

            [***]*

----------
* Confidential information has been omitted.


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            The language used in developing, operating and supporting all applications, documentation and web content under Provider responsibility shall be English.

            The table below specifies the IT support responsibilities for Company and Provider.

            [***]*

--------
* Confidential information has been omitted


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                                   SCHEDULE B
                                 SERVICE LEVELS

1     INTRODUCTION

      This Schedule describes the Service Levels that will be measured to establish certain performance requirements for Services to be performed under the Agreement. This Schedule also describes how such Service Levels shall be established.

      There are two types of Service Levels that shall be defined, measured and reported:

      1.1 Key Performance Indicators (KPIs) - A limited number of significant Service Levels that will carry a fee credit for non-compliance according to the Fees at Risk associated with the applicable KPI; and

      1.2 Reporting Service Levels (RSLs) - These measure Provider's performance of the Services using a range of quantitative and qualitative Service Levels.

      The process for initially establishing these Service Levels is described in Section 3 of this Schedule.

2     PRINCIPLES GOVERNING SERVICE LEVELS

      2.1 Service Levels shall be used to measure Provider's performance of the Services set out in Schedule A of this Agreement.

      2.2 Service Levels shall be based on objective and clearly defined measurable criteria.

      2.3 A limited number of Service Levels shall be designated as KPIs as mutually agreed by the Parties.

      2.4 Service Levels are designed to measure quality and cost issues that are clearly identifiable by Company business users.

      2.5   Provisional KPIs shall not be subject to Service Credits.

      2.6 Should Company fail to meet its Company IT Service Levels (as set forth in Section 3.3.1 of this Schedule), Provider's failure to meet Service Levels (including KPIs) shall be excused to the extent such failure is caused by any failure by Company to meet the Company IT Service Levels. Any additional costs reasonably incurred by Provider in order to provide the Services, as a result of Company's failure to meet its Company IT Service Levels, shall be handled as agreed through the Change Control Procedures.

3     PROCESS

      Prior to the Effective Date, the Parties have agreed on the KPI Service Level measurements, process weightings and certain Service Level metrics that Provider will meet or exceed, as well as a representative list of RSL measurements identified below. For the Service Level metrics that have not been agreed upon as of the Agreement Date, such Service Level metrics shall be determined following the Agreement Date in accordance with the process identified below.


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3.1   KPIs

      3.1.1 Except as otherwise provided in Section 3.1.2 below, the KPI's shall have the values set forth in Table 3.1.3. (Table 3.1.3 also indicates certain "Target Metrics" for each process. [***]*

      3.1.2 [***]*

      3.1.3 KPI Process Weightings

            Company shall assign each KPI a weighting of no less than [***]* The total KPI process weighting for all KPI Service Levels shall [***]*

      3.1.4 Key Performance Indicator Table

            [***]*

      3.1.5 [***]*

3.2   RSLs

      3.2.1 With respect to RSL Service Levels that are set forth below, Provider shall implement and report on such RSL Service Levels as of the Process Effective Date.

      3.2.2 Reporting Service Level Table

            [***]*

Any requests for additional RSLs following the Process Take-On Date shall be subject to the Change Control Procedures.

3.3   Company IT Service Levels

Table 3.3.1 outlines IT RSLs that Company shall be responsible for meeting [***]* The RSLs below shall be determined and reported in the same manner as the RSLs identified above.

      3.3.1 Company IT Service Levels Table

            [***]*

4     ANNUAL SERVICE LEVEL REVIEW

      The steering committee shall: (1) review the Service Levels metrics and targets annually, and (2) use the Change Control Procedures with respect to any Service Levels that require periodic adjustment pursuant to this Agreement or that are no longer appropriate because of an increase, decrease or change to the Services. In addition, either Party may, at any time pursuant to the Change Control Process, initiate negotiations to review and, upon agreement, adjust any Service Level which such Party in good faith believes is

----------
* Confidential information has been omitted.


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
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      inappropriate. [***]*

----------
* Confidential information has been omitted.


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                                   SCHEDULE C

                                CHARGES SCHEDULE

1.    INTRODUCTION

This Schedule describes the methodology for determining the charges to be paid by Company to Provider for the performance by Provider of its obligations under the Agreement as well as the associated processes for invoicing Company for such charges. In addition, this Schedule identifies charges to be paid by Provider for other services provided by Company in support of the Services.

2.    DEFINITIONS

Unless otherwise specified, any capitalized terms that are not defined in this Schedule shall have the meanings assigned to them in the Agreement. The following terms shall have the meanings set out below:

"ALLOCATED COSTS" shall have the meaning set forth in Section 4.1.2 of this Services Schedule.

"BASELINE CHARGES" means the base charges described in Table 4.1.3 of this Charges Schedule [***]* by Provider to Company and subject to verification and adjustment as set forth herein. [***]*

"CONTRACT YEAR" means each 12-month calendar year period during the Term, where "Contract Year 1" or "Contract Year One" means the 12-month period from January 1, 2002 through December 31, 2002 and so forth.

"COMPANY BASELINE SPEND" means [***]*

"CORE MAINTENANCE" means the Services outlined in the Services Schedule (Schedule A), under the sub-section entitled "Application Systems Management for Provider Managed Applications" in Section 8, excluding activities dealing with Minor Enhancements and Major Enhancements.

"FEES AT RISK" means the maximum amount of Service Credits that are available to be paid or credited to Company.

"FULL-TIME EQUIVALENT" or "FTE" means 1,800 hours per work year.

"INITIAL SERVICES PERIOD" shall mean the period beginning on the Process Take-On Date and ending on [***]*

"IT" means information technology and information services.

"IT STAFFING PLAN" means that certain plan dated [***]*

"MAJOR ENHANCEMENT" means application changes with an estimated effort of [***]*

"MINOR ENHANCEMENT" means application changes with an estimated effort of [***]*

"PROCESS TAKE-ON DATE" has the meaning set forth in Section 5.1 of the Agreement.

----------
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[***]*

"ROOT CAUSE EVENT" means a one-time, discrete, non-continuing event that is the sole cause of a KPI failure.

"SERVICE CREDITS" means an amount to be credited or paid to Company, at the Company's option, in the event of an unexcused failure by Provider to achieve a Key Performance Indicator as specified in the Service Levels Schedule (Schedule
B).

"SYSTEMS SERVICES" means those services provided by Provider to Company pursuant to the Systems Services Agreement entered into by the Parties as of even date herewith, as may be amended by the Parties from time to time.

3.    VERIFICATION OF COMPANY BASELINE SPEND

      During the period of [***]* following the Process Take-On Date, the Parties shall verify Company Baseline Spend. This process shall involve, among other things: (i) validation of rates and associated charges from Company, (ii) confirmation of the resources engaged in the performance of the Services, and
(iii) confirmation that the [***]* are accurately reflected in the Baseline Spend. Upon completion of the verification of the Company Baseline Spend and agreement by the Parties upon the results thereof, the Company Relationship Manager and the Provider Relationship Manager shall mutually agree on the impact on this Charges Schedule and on any other Schedule to the Agreement, with all changes documented through the Change Control Procedures. Adjustments determined from verification of the Company Baseline Spend, if any, shall be retroactive to the commencement of Contract Year One.

3.2   DISPUTES REGARDING VERIFICATION

      Any disputes concerning verification of the Company Baseline Spend shall be handled in accordance with the Dispute Resolution Process set forth in the Dispute Resolution Schedule.

4.    CHARGING METHODOLOGY

4.1   MONTHLY BASELINE CHARGES; RECURRING THIRD PARTY COSTS; ALLOCATED COSTS

      4.1.1 MONTHLY BASELINE CHARGES AND RECURRING THIRD PARTY COSTS

      Monthly Baseline Charges shall commence on the Process Take-On Date.

      Provider's [***]* Baseline Charges shall be invoiced [***]* in accordance with Section 6 of this Schedule as follows [***]*:

      oBaseline Charges taking into account the discount set forth in Table
      4.1.3 for each Contract Year, in each case [***]*

      In addition, Provider will invoice Company in advance for Company's payment obligations as outlined in Section 5.1. [***]* Charges are allocated as set forth in Section 4.1.3.

      4.1.2 ALLOCATED COSTS

----------
* Confidential information has been omitted.


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      Prior to the Effective Date, the Employee Services Center received non-labor related systems and other support services from various corporate groups. As set forth in the Services Schedule (Schedule A), following the Process Take-On Date Company shall initially be responsible for providing these systems and services in support of the Employee Service Center. [***]* Company shall provide Provider with an estimate of projected annual Allocated Costs prior to the beginning of each calendar year, and the Parties agree to discuss and review these allocations prior to implementation. Any issues arising out of the allocation review shall be handled through the Dispute Resolution Process.

      Allocated Costs shall be charged and invoiced between the Parties as set forth in Section 6.6 below.

      [***]*

      4.1.3 ALLOCATION OF CHARGES

      Baseline Charges and Allocated Costs are allocated as follows:

            [***]*

      * Allocated costs to be provided by Company as outlined in Section 4.1.2. Entries for Allocated Costs are subject to revision after the Effective Date, with any increases or decreases treated as a pass-through.

      **To be completed during transition.

      References to a "Year" means a Contract Year.

      4.1.4 ASSUMPTIONS

            The Baseline Charges outlined in Table 4.1.3 include the following assumptions:

      1. The Baseline Charges for Year 1 include [***]* of annualized charges related to IT legacy system support that will be provided and charged for during the Initial Services Period. These charges are outlined on the IT Staffing Plan.

      2. The Baseline Charges for Year 1 include [***]* of annualized charges related to Viking support that will be provided and charged for during the Initial Services Period. These charges are outlined on the IT Staffing Plan.

      3. The amounts identified in items (1) and (2) above are subject to verification as part of the verification of the Company Baseline Spend pursuant to Section 3.1 of this Charges Schedule.

      4.    [***]*

      4.1.5 IT SERVICES POOL

      [***]* at which time the Parties will agree through the Change Control Procedures on a revised fee structure based on business outputs as outlined below.

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      Company and Provider will evaluate the Services work processes/workloads in order to propose a new delivery model composed of a "discretionary pool" for Services based on business outputs. The Parties will construct the fee structure applicable to the Services [***]*

      Provider will implement certain practices, procedures and data processes to capture IT support services metrics during the [***]* following the Process Take-On Date. Based on an analysis of the gathered metrics, Company and Provider will agree on a work-based output approach, and will implement a methodology to deliver and manage the new approach. Any impact on the Service Levels, the new fee structure, and the requirements for implementing the proposed changes, will be handled through the Change Control Procedures. [***]*

      Major Enhancements will be dealt with through the Change Control Process as outlined in the Change Control Schedule or through reprioritization of the Discretionary Pool resources.

      4.1.6 NEW PROJECTS

      Fees, including consulting fees, resource fees, out-of pocket costs, and other costs required to complete or support any new project or for New Services may be based upon Service Provider's then-current daily commercial rates adjusted [***]* project pricing, or other bases, and will be determined in accordance with Change Control Procedures. Fees for each project will be negotiated and agreed to by the parties on a case-by-case basis.

      4.1.7 NON-SUPPORTED SOFTWARE

      Company is responsible for paying for support and maintenance for certain third party software products designated as [***]* under the Software Rights Schedule (Schedule F). Company may, in its sole discretion, elect not to maintain support and maintenance on any third party software product for which it is responsible. In the event that Company elects not to maintain such support and maintenance, (1) the impact to the Services and/or Charges, if any, shall be determined through the Change Control Procedures; (2) Provider may engage the third party software vendor to provide support and/or maintenance [***]* as reasonably required in order for Provider to perform the Services, and Provider may invoice Company for the associated third party charges incurred as a result of such engagement; and [***]*

      In the event that Company fails to maintain its [***]* at a version level supported by [***]*, the Parties shall determine appropriate changes to the Charges, if any, through the Change Control Procedures.

      4.1.8 CHANGES TO SERVICE LEVELS

      Subject to the requirements of Section 2.4(a) of the Agreement, if Company requests the support of Service Levels solely for Company's benefit that are higher than Service Levels supported as of the Process Take-On Date, or agreed to be supported during the Term, and Provider agrees to meet such higher service levels, then the equipment, tools and resources required to support such enhanced Service Levels, and any associated fees and costs must be approved through Change Control Procedures.

      4.1.9 BASELINE CHARGES PRORATION AT PROCESS TAKE-ON DATE

      [***]* Baseline Charges for the [***]* of the Process Take-On Date shall reflect a pro rata amount based on [***]* from and after such Process Take-On Date. Provider shall submit the invoice for such pro rata amount on [***]* in which the Process Take-On Date is scheduled to occur; provided, however, in the event the actual Process Take-On Date with respect to any Process is different than the scheduled Process

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      Take-On Date, Provider shall make an appropriate adjustment to the invoice submitted to Company for the following [***]*

4.2   FEES AT RISK

      In the event of [***]* Provider shall be liable for Service Credits as follows:

      1. Subject to Section 4.3.1(2) below, any payment due based on Service Credits will be reported and calculated [***]*

      2.    The aggregate Fees at Risk shall be [***]*

      3.    [***]*

      4.    [***]*

5.    CONSENTS AND FEES ASSOCIATED WITH IT AGREEMENTS

      Company shall, with Provider's assistance as reasonably requested by Company, use commercially reasonable efforts to obtain for Provider the right to use certain Software as designated on the Software Rights Schedule. [***]*

6.    INVOICING

      6.1   BASELINE CHARGES

      Provider shall deliver invoices for Baseline Charges on a monthly basis, in advance, [***]*

      6.2   FEES AT RISK; SERVICE CREDITS UNDER THIRD PARTY CONTRACTS

      Service Credits from Provider and credits for service under Third Party Contracts shall be credited to Company in accordance with Section 4.3 of this Charges Schedule.

      6.3   ALLOCATED COSTS

      While Company is providing systems and services in support of the Employee Service Center as described in Section 4.1.2, Company will invoice Provider for Allocated Costs incurred by the Employee Service Center after such costs have been allocated to the Employee Services Center and charged by Company (as described in Section 4.1.2 above). Provider shall then invoice Company on its next [***]* invoice for such Allocated Costs, without markup. Provider shall also issue Company a credit on the same [***]* invoice, in the amount of the charge for such Allocated Costs. Provider's credit to Company shall be considered full satisfaction of the associated Allocated Cost charge invoiced from Company to Provider (such that the charge and charge-back of Allocated Costs is a cash-less transaction between the parties). In no event shall Provider invoice Company for any Allocated Costs until after such time as Company has invoiced such Allocated Costs to Provider. As Provider replaces systems and services

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* Confidential information has been omitted.


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provided by Company in support of the Employee Service Center, Provider's charges to Company therefor will be handled as described in the third paragraph of Section 4.1.2.

6.4   INVOICING OF DAMAGES

      Neither Party shall be permitted to invoice the other for damages or increased costs incurred as a result of the other Party's breach of this Agreement, unless and until Company and Provider have agreed to such charges through the Change Control Procedures.

6.5   CREDIT FOR SERVICES

      [***]*

7.    TERMINATION

7.1   TERMINATION FOR CONVENIENCE

      The parties acknowledge that Provider will incur substantial set-up and other direct installation costs to implement the Agreement. Therefore, as described in Section 12.5 of the Agreement, in the event of termination for convenience, in order to reimburse Provider for such expenses and to provide further compensation to Provider, Company will pay Provider the full amount set forth in Table 7.1 for the month within which the effective date of the termination occurs. Such payment will be in full satisfaction of all set-up and other direct installation costs, and all claims by Provider for termination of the Agreement. Company will not be obligated to pay Charges to Provider for periods of time following termination unless such Charges are associated with work performed by Provider following the termination pursuant to written agreement with Company. [***]*

                                    TABLE 7.1

      [***]*

7.2   [***]*

                                    TABLE 7.2

                        TERMINATION FOR CHANGE OF CONTROL

      [***]*

7.3   THIRD PARTY VENDORS

      In addition to the fees in Table 7.1 above, upon any termination or expiration of the Agreement, [***]*

8.    COST OF LIVING ADJUSTMENT

      Beginning [***]* all fees and charges of Provider for direct labor costs will be subject to increase to reflect increases, if applicable, in the [***]* If a transition is made from the [***]* to a successor index, then for the year in which the transition takes place, the parties will use the applicable translation or conversion methodology published

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by the [***]* and in the absence thereof the Parties will base adjustments for the year in which the transition takes place upon a comparison of the successor index with such index for the prior year. Percentage increases in the [***]* for any adjustment period will be reflected by commensurate percentage increases in Provider's fees and charges hereunder [***]* for any adjustment period, and any increases in the [***]* for any adjustment period will result in an additional percentage increase in Provider's fees and charges hereunder equal to [***]*

9.    RETAINED COSTS; ASSUMPTIONS

      9.1   RETAINED COSTS

      The Company shall retain responsibility for the following costs associated with the Employee Service Center:

      [***]*

      9.2 ASSUMPTIONS

      This Schedule has been prepared based on the assumptions set forth in
Section 4.1.4 of this Charges Schedule. In the event of any material deviation from the listed assumptions, charges will be equitably adjusted, if and to the extent necessary, to reflect the net change in the cost of performing the relevant Services in accordance with Change Control Procedures.


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                                   SCHEDULE D
                               AFFECTED EMPLOYEES

1     INTRODUCTION

      This schedule sets forth the employees to be transferred from Company to Provider in accordance with Schedule J.

2     TABLE OF AFFECTED EMPLOYEES

      [***]*

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                                   SCHEDULE E
                             KEY PERSONNEL SCHEDULE

1.0   INTRODUCTION

This Schedule identifies Provider's personnel filling key positions, as contemplated by Section 6.2 of the Agreement.

2.0   KEY PERSONNEL

As of the Process Take-On Date, Company has designated the following key personnel:

      1.    The Provider Relationship Manager; and

      2. The Provider Center Manager (as defined in the Account Governance Schedule).


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                                   SCHEDULE F
                            SOFTWARE RIGHTS SCHEDULE

The Parties have identified on this Schedule F (Software Rights Schedule) the Software required for Provider to perform the Services as of the Process Take-On Date. Each Party acknowledges that, as of the Effective Date, this Schedule lists certain Software used by Company to perform services prior to the Effective Date. After the Effective Date, this Software Rights Schedule shall be updated by Provider from time to time to incorporate any Software not listed on this Software Rights Schedule that is required for Provider to perform the Services on or after the Process Take-On Date.

Consistent with Section 3.1(a) of the Agreement, the Software is categorized herein as follows:

[***]*

With respect to Software designated as [***]* the Party granted a right to use hereunder shall comply at all times with the terms and conditions of the then existing license agreement between the other Party and the applicable third party vendor (each a "Retained Agreement") and any and all agreements (including, but not limited to, consent letters, access/right to use agreements, confidentiality agreements, etc.) entered into by Company and/or Provider and a third party vendor pursuant to which the applicable rights to use are granted The right to use grantee shall be responsible for all damages incurred by the right to use grantor arising out of the grantee's non-compliance with any and all Retained Agreements and Right to Use Agreements. In addition, the grantee shall comply at all times with the grantor's Software policies and procedures with respect to Software owned or licensed by the grantor. All Company-owned or licensed Software used by Provider shall be subject to Section 3.2 of the Agreement, including, but not limited to, any time limitations on Provider's rights to access and use such Software. All Provider-owned or licensed Software shall be subject to equivalent restrictions applicable to Company's access and use.

[***]*

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* Confidential information has been omitted.

CP = Company Proprietary, R = Retained, RU = Right to Use, PP = Provider, PTP = Provider Third Party


                                       1

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                                   SCHEDULE G

                                 TRANSITION PLAN

1     INTRODUCTION

      This Schedule sets forth the Transition approach and initial Transition Plan for conducting the transfer of services and facilities from Company to Provider and the treatment of Affected Employees. Subsequent transitions will follow the transition approach as defined in Schedule G. The specific deliverables and milestones for the transition approach, subject to ongoing review and revision by both parties, shall be completed by [***]*

2     TRANSITION PLANNING PRINCIPLES

      2.1 Transition is a shared responsibility. The Provider is responsible for management of the overall transition program. Each Party has responsibility for ensuring there is full participation in data gathering and requirements definition. Furthermore, each Party has responsibility to ensure the commitment and involvement of its team.

      2.2 The Transition Plan shall be primarily determined based on the in-scope Processes, people, and certain dependencies for transferring Company facilities.


3     TRANSITION APPROACH

      The general approach for all Processes is to transfer the current Process in place today from Company to Provider "as is". Once under Provider management, the Processes, where possible or practical, will be improved through a combination of changes to the procedures, underlying technologies, organization design, and deployment of employees. Other changes may be identified during the Transition Period, and will be undertaken in a manner consistent with Change Control Schedule.

      The Transition shall consist of a number of Workstreams:

      3.1   [***]*

      The establishment of a service management infrastructure within the delivery organization will provide appropriate activity and lines of communication between Company and Provider to manage the delivery of Services according to Service Levels and contractual requirements.

      Company and Provider shall agree to the overall approach and schedule for the Transition, the detailed work plan to complete the work, and the staffing levels and commitments from both organizations. The project reporting and governance shall also be agreed upon and put in place.

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* Confidential information has been omitted.


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4     TRANSITION ACTIVITIES

      [***]*

5     HIGH-LEVEL TRANSITION SCHEDULE

      Attached below is a High-level Transition Schedule outlining various Key Activities. Each Party agrees to use its commercially reasonable efforts to perform the tasks for which it is responsible in the Timeline for Key Activities by the date set forth for completing such activity.

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* Confidential information has been omitted.


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                                   SCHEDULE H

                           IN-FLIGHT PROJECTS SCHEDULE

1.0   INTRODUCTION

This In-Flight Projects Schedule sets forth certain projects that are either in-process or anticipated by the Parties, as contemplated by Section 2.12 of the Agreement.

2.0   PROJECTS

      [***]*

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* Confidential information has been omitted.


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                                   SCHEDULE J

                         AFFECTED EMPLOYEE ARRANGEMENTS

1.0 DEFINITIONS

For the purposes of this Schedule J:

"DESIGNATED EMPLOYEE" means any employee of Company listed on Schedule D, including those employees on any approved leave under Company's policies.

"AFFECTED EMPLOYEE" means a Designated Employee who accepts Provider's offer of employment and becomes an employee of Provider.

"SEPARATION DATE" of a Designated Employee means the date such Designated Employee's employment with Company terminates.

"EMPLOYMENT DATE" means the date an Affected Employee commences employment with Provider.

2.0 OFFER OF EMPLOYMENT; EMPLOYMENT TERMS

2.1 Provider shall offer employment to all Designated Employees prior to the Separation Date, which will be mutually agreed by Company and Provider. Except as specifically set forth herein, (i) each Affected Employee shall be employed pursuant to Provider's standard employment terms, policies and programs, including at-will employment; (ii) Provider will have no obligations to Affected Employees except as required pursuant to Provider's standard employment terms, policies and programs and applicable laws and regulations; (iii) Provider is not required to continue any employment terms, policies, or programs of Company;
(iv) no Affected Employee will be entitled to any designated period of employment; and (v) Provider will have no obligations to any Designated Employee who does not become an Affected Employee.

2.2 [***]*

2.3 [***]*

2.4 [***]* Provider is an at-will employer. The terms and conditions of employment may change from time to time at the Provider's sole discretion. An Affected Employee's employment can be terminated either by the Affected Employee or the Provider at any time with or without cause or advance notice.

2.5 [***]*

2.6 [***]*

      2.6.1 [***]*

      2.6.2 Provider's annual review cycle for Affected Employees will commence on [***]* with the first Provider review being initiated in [***]*

      2.6.3 [***]*

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* Confidential information has been omitted.


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2.7 Company is responsible for timely payment, as required by law, of all wages and salaries and other compensation payable with respect to service provided by a Designated Employee on or prior to his or her Separation Date, and all obligations to Designated Employees arising out of and relating to their employment by Company, termination of that employment, and their participation in all of Company's employee benefit plans and programs. [***]*

2.8 As of an Affected Employee's Employment Date, the Affected Employee will begin accruing vacation according to [***]*

      2.8.1 Company will pay out each Designated Employee for all unused vacation outstanding at his or her Separation Date directly to Designated Employee in a timely manner.

2.9 [***]*

2.10[***]*

2.11 The Separation Date of a Designated Employee who accepts employment with Provider, but who is absent from work due to a Company-approved leave of absence on the Designated Employee's original proposed Separation Date, will be the date the Designated Employee is eligible to return to work. If that date is within [***]* of the original proposed Separation Date, then the Employment Date of such Designated Employee will occur immediately after such date..

      2.11.1 If a Designated Employee is absent from work for more than [***]* from his or her original proposed Separation Date, the Designated Employee will not become a Provider Employee, unless mutually agreed upon by Company and Provider.


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                                   SCHEDULE K

                             CHANGE CONTROL SCHEDULE

1.0   INTRODUCTION

1.1 This Change Control Schedule describes the process (the "Change Control Process") to be followed by Company and Provider when either Party wishes to make a change to the Services, software, hardware, systems, activities, processes, provisions, operations or any other terms and conditions under the Agreement (each a "Change"). The Parties may by joint written agreement amend or waive any part of the Change Control Process including, but not limited to, where the relevant Parties agree that shorter or longer timeframes are more appropriate or as may be agreed to by the Parties in the Technology and Business Process Procedures, provided that any Changes made to the Agreement are recorded in a Change Proposal (as such term is defined in Section 2.3(b)) and such Change Proposal is allocated a unique number by Provider and is signed by duly authorized representatives of Company and Provider.

1.2   The purposes and objectives of the Change Control Process are as follows:

      (a) to review each request for a Change (a "Change Request") to determine whether such Change is appropriate;
      (b) to determine whether a Change is within the scope of the Services or constitutes a New Service;
      (c) to prepare a more detailed proposal to implement a Change Request (such proposal, a "Change Proposal")
      (c)   to prioritize all Change Requests and Change Proposals;
      (d) to minimize the risk of exceeding both time and cost estimates associated with the requested Change by identifying, documenting, quantifying, controlling, managing and communicating: (i) Change Requests, (ii) the preparation of Change Proposals), and (iii) their disposition; and
      (e) to identify the different roles, responsibilities and actions that shall be assumed and taken by the Parties to define and implement the Changes to the Services and to the Agreement.

1.3 Each Party shall be responsible for all costs and expenses incurred by its employees, agents and subcontractors with respect to its participation in, and responsibilities and obligations under, the Change Control Process, unless expressly agreed otherwise in writing by both Parties.

2.0   CHANGE CONTROL PROCESS

2.1 Either Provider or Company may initiate a Change Request by delivering to the other's Relationship Manager or his/her nominated representative a writing that describes the Change and sets forth the reasons for it. Provider shall assign a unique number to any such request and shall register the Change Request in the Change Request Log as described in
      Section 7.1. Each Change Proposal that may be prepared for a Change Request shall be tracked by reference to the Change Request to which it relates.

2.2 Each Party's respective Relationship Manager or his/her nominated representatives shall be responsible for reviewing and considering any Change Request, and shall approve it for further investigation, if deemed necessary. If the Parties agree that the Change Request requires further investigation, the Company and Provider Relationship Managers shall authorize such investigation, which shall be performed as required by Provider and/or Company. In accordance with Section 7.2, the Relationship Managers shall be responsible for keeping up to date the status of each Change Request in the Change Request Log as the status of the Change Request changes through the Change Control Process.


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2.3   For each Change Request that the Parties have approved for further investigation, regardless of which Party has proposed or investigated the Change, Provider shall prepare and submit to Company within [***]* (or as otherwise agreed), with Company's full cooperation and provision of any information reasonably requested by Provider, a preliminary report containing the following information and analysis:

      (a)   Such preliminary report shall contain:

            (i)   the estimated costs associated with the Change;

            (ii) the timeframe for implementing the Change (including any timing constraints);

            (iii) the preliminary technical or business case for making the
                  Change, as well as any changes or additions to policies, standards and procedures in accordance with which the Change is to be implemented;

            (iv) an initial analysis of the potential risks (if any) to Company or Provider if the Change is not implemented;

            (v) an estimate of the costs and expenses associated with preparing a comprehensive Change Proposal containing the information and analysis set forth in Section 2.3(b) below (the "Estimate").

            Provider shall bear the costs of preparing the preliminary report and Estimate as set forth in this Section 2.3(a), and shall provide such report as part of the Services.

      (b) Company and Provider shall review the preliminary report and Company shall, within [***]* after deliver of such preliminary report, either (1) instruct Provider to prepare a comprehensive Change Proposal as set forth in this Section 2.3(b), or (2) notify the Provider that it does not wish to proceed with the Change. Where Company has instructed Provider to prepare a comprehensive Change Proposal, [***]* (or as otherwise agreed) after receiving such instruction, Provider shall prepare a Change Proposal describing the impact of the Change on the following elements of the Agreement, to the extent relevant:

            (iii) [***]*

2.4 Once submitted by Provider, Company shall review the Change Proposal and as soon as reasonably practicable, and in any event not more than [***]* (or as otherwise agreed) after receipt of the Change Proposal, either:

      (a) the Parties may approve the Change Proposal in which case the Change Proposal shall be signed by the Relationship Managers and the Change incorporated in accordance with Section 3.0 below;

      (b) Company may notify Provider that it does not wish to proceed with the Change, in which case no further action shall be taken in respect of the Change Proposal; provided, however, that Provider shall be entitled to charge Company for its reasonable costs associated with preparing the Change Proposal, but not to exceed the Estimate (and not

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            including any costs incurred in preparing the preliminary report or
            Estimate described in Section 2.3(a) above); or

      (c) either Party may request that it and the other Party meet to discuss the Change Proposal (such meeting to be referred to as the "Change Proposal Meeting").

2.5 At the Change Proposal Meeting, the Parties shall use reasonable endeavors to agree to either:

      (a) take no further action in respect of the proposed Change, in which case no further action shall be taken in respect of the Change Proposal;

      (b) acquire further information before deciding whether to proceed with the Change;

      (c) amend some or all of the contents of the Change Proposal, which Provider will incorporate into a revised version of the Change Proposal; or

      (d) proceed with the Change as detailed in the Change Proposal in which case the Change Proposal shall be signed and the Change incorporated in accordance with Section 3.0.

2.6 In the event that the Parties agree to proceed in accordance with one of the options detailed in Section 2.5(b) or 2.5(c) above, then the Parties shall gather any necessary information and/or Provider shall prepare a revised version of the relevant Change Proposal, upon which the Parties shall decide whether to proceed in accordance with Section 2.5(a)-(d) above. The Parties shall continue to go through the process detailed above until such time as a final resolution is made by the Parties. The Parties shall act in good faith at all times during such process.

2.7 If the Parties' Relationship Managers agree to a Change prior to any investigation conducted by either Party, Provider shall in any event prepare a Change Proposal in accordance with Section 2.3 and submit such Change Proposal for review and approval in accordance with Section 2.4.

3.0   EFFECTIVENESS OF A CHANGE

3.1 Upon the signature of a Change Proposal by both Provider's and Company's Relationship Managers in respect of a Change, the contents of such Change Proposal shall be deemed to be agreed and incorporated into the Agreement on the date of signature or as the Parties may otherwise agree. No part of the discussions or interchanges between the Parties shall obligate the Parties to approve any Change or shall constitute an amendment or waiver of the Agreement unless and until reflected in a Change Proposal and adopted in accordance with this Change Control Schedule.

3.2 Neither Party shall have any obligation to commence or comply with any Change until such time as the relevant Parties have signed the appropriate Change Proposal.

4.0   CHANGE MANAGEMENT REPORTING REQUIREMENTS

4.1 Provider shall provide Company (as part of Provider's reporting requirements under the Reports Schedule) a summary specifying the status of all pending Change Requests and Change Proposals.


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5.0   FAILURE TO AGREE

5.1 In the event that the Party requesting a Change believes that the requested Change is required or necessary, the requesting Party shall inform the other Party in writing of such nature of the proposed Change. In the event that the other Party does not agree to implement the Change, the requesting Party shall be entitled to consider the other Party's failure to agree to implement the Change as a Dispute, and the requesting Party may escalate such Dispute for resolution in accordance with the Dispute Resolution Schedule and the Agreement.

6.0   EMERGENCY CHANGE PROCESS; COMPULSORY CHANGES

6.1 In the event that either Party requires a Change in order to respond to an emergency and such Change would, in the reasonable opinion of the requesting Party, if it was not implemented until the Change Control Process had been followed, have a detrimental effect on the requesting Party's ability to meet its obligations pursuant to this Agreement, the requesting Party shall make all reasonable efforts to contact the other Party's Relationship Manager, and if the requesting Party is unable to contact the other Party's Relationship Manager after reasonable efforts, the requesting Party shall, where appropriate and practical, make all reasonable efforts to contact the other Party's designated member of the Executive Steering Committee. If the requesting Party is unable to contact either the other Party's Relationship Manager or the other Party's designated Executive Steering Committee member, the requesting Party may make temporary Changes to the Services without the prior consent of the other Party. The requesting Party shall notify the other Party as soon as practicable of such Change and shall, as soon as reasonably practicable document and report on such Changes to the other Party. Any permanent Change as a result shall be agreed in accordance with the Change Control Process.

6.2 Notwithstanding the Change consideration and implementation process outlined in Sections 2 and 3 of this Change Control Schedule, if a Change requested by Company is a Compulsory Change (as defined hereafter), Provider shall immediately begin implementing as appropriate the Change upon request by Company. Provider shall also prepare and deliver to Company a Change Proposal related to the Compulsory Change on an expedited basis, where appropriate, and the Parties shall work together in good faith to determine the impact on the Agreement (including without limitation, any impact on the Charges) as a result of implementing the Compulsory Change. If the Parties are unable to agree on the impact on the Agreement within [***]* after Company has received the Change Proposal from Provider, either Party may consider such failure to agree to be a Dispute, and may escalate such Dispute for resolution in accordance with the Dispute Resolution Schedule and the Agreement. A "Compulsory Change" shall be any Change [***]*

7.0   CHANGE REQUEST LOG

7.1 Each entry made in the Change Request Log shall consist of the following fields:

      (a)   serial number of the Change Request;
      (b)   name of the originating party;
      (c)   a brief description of the Change;
      (d)   the current status of the Change; and
      (e) the date of registration of the Change Request in the Change Request Log.

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7.2   The status of the Change Request at any stage in the Change Control
      Process shall be one of the following:

      (a) raised (i.e., that the Change Request has been entered in the Change Request Log, but no Change Proposal has been issued);
      (b) pending (i.e., that the Change Request has been raised and the Change Proposal has been issued);
      (c)   approved (i.e., awaiting implementation);
      (d)   closed (i.e., all implementation tasks have been completed); or
      (e)   rejected (i.e., closed and not implemented).


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                                   SCHEDULE L

                           ACCOUNT GOVERNANCE SCHEDULE

1.0   INTRODUCTION

1.1 This Account Governance Schedule provides a high level outline of the account governance process that the Parties will implement to manage the administration of the Agreement and the Services. The purpose of this schedule is to define agreed upon principles and processes that will guide the Parties' relationship under the Agreement.

2.0   DEFINITIONS

      "Relationship Manager" has the meaning given in Section 6.1 of the Agreement.

      "Provider Center Manager" has the meaning given in Section 6.3 of the Agreement.

      "Authorized Company Manager" shall mean interchangeably the Company Relationship Manager or those individuals identified in writing from time to time by the Company Relationship Manager to Provider as having authority to provide instructions or approvals to Provider on the matters otherwise requiring the approval of the Company Relationship Manager.

      "Operations Manager" shall mean each of the Company and Provider payroll, benefits and information technology representatives on the Operations Management Team as identified in Section 6.0 below.

3.0   ORGANIZATION; ACTIVITIES

3.1 Governance will be carried out through committees and teams consisting of representatives of each Party. This Schedule describes the primary roles, responsibilities and membership of the following committees and teams:

      a.    Executive Steering Committee

      b.    Operations Management Team

3.2 The Executive Steering Committee and the Operations Management Team will be formed and the initial members assigned as of the Process Take-On Date.

3.3 Unless otherwise dictated by procedures contained in this Schedule, the SERVICES SCHEDULE (Schedule A), or other Schedules to the Agreement, the internal operations, scheduling and procedures for each committee or team will be determined by agreement of the members of such committee or team in a manner consistent with the principles stated in this Schedule; provided that the Executive Steering Committee will have the right to elect to dictate any such matters as they relate to the other committees or teams.

3.4 In the event that Company believes that Provider has committed a series of non-material or persistent breaches that Company perceives in the aggregate to have a significant adverse impact on the Services, Company shall provide Provider with notice of such breaches. Upon receipt of such notice and subsequent discussions, Provider shall prepare and deliver to Company for Company's approval a plan by which Provider shall remedy such breaches. Once approved by Company, Provider shall execute against such plan until such breaches are successfully remedied.


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4.0   ROLE DESCRIPTIONS

4.1 Company and Provider shall ensure that the individuals referred to in this Account Governance Schedule possess the skills and perform the roles set out in the following role descriptions.

      4.1.1 The Company Relationship Manager

            (a)   Role

                  To be responsible for and to manage the Provider relationship.

            (b)   Reporting

                  To the Company Vice President of Human Resources

            (c)   Specific Responsibilities

                  To develop and maintain high level relationships with Provider.

                  To act as the principal point of contact for Provider.

                  To attend review meetings as required by the Agreement.

                  To propose new prospective services, in conjunction with Provider.

                  To be responsible for the provision of reports as required by the Agreement.

                  To manage the Change Control Process on behalf of Company and sign Change Orders.

                  To identify opportunities for development or improvement to the Services.

                  To manage and resolve Disputes between Company and Provider.

                  To participate on the Technology and Business Process Governance Committee (as identified in the Technology and Process Governance Schedule).

      4.1.2 The Provider Relationship Manager

            (a)   Role

                  To be responsible for and to manage the Company account.

            (b)   Reporting

                  To the Vice President, Client Relationships

            (c)   Specific Responsibilities

                  To develop and maintain high level relationships with Company.


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                  To act as the principal point of contact for Company in
                  relation to the Services.

                  To attend review meetings as required by the Agreement.

                  To propose and develop new prospective services, in conjunction with Company.

                  To manage the Change Control Process on behalf of Provider and sign Change Orders.

                  To identify opportunities for development or improvement to the Services.

                  To manage and resolve Disputes between Company and Provider.

                  To work closely with the Center Manager to ensure the quality of all Services in conformance to the Agreement.

                  To monitor customer satisfaction.

                  To oversee startup and transition initiatives.

                  To participate on the Technology and Business Process Governance Committee (as identified in the Technology and Process Governance Schedule)

      4.1.3 The Provider Center Manager

            (a)   Role

                  To be responsible for all aspects of the day-to-day operational delivery of the Services to the Service Level Standards.

            (b)   Reporting

                  This role reports to the Director of U.S. Operations.

            (c)   Specific Responsibilities

                  To be responsible for the day-to-day operational delivery of the Services.

                  To plan, allocate and monitor work undertaken in relation to the Services.

                  To attend review meetings as required by the Agreement.

                  To be responsible for the provision of Reports as required by the Agreement.

                  To ensure that appropriate operational and quality control procedures are in use.

                  To manage and resolve customer complaints relating to operational activities.

      4.1.4 The Company Operations Manager


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            (a)   Role

                  To be responsible for all aspects of the day-to-day operational delivery of Company's performance related to and necessary for Provider's performance of the Services and Company's use of the Services.

            (b)   Reporting

                  This role reports to the Company Relationship Manager.

            (c)   Specific Responsibilities

                  To be responsible for the day-to-day operational delivery of Company's performance obligations.

                  To plan, allocate and monitor work undertaken in relation to the Services.

                  To attend review meetings as required by the Agreement.

                  To be responsible for the provision of Reports as required by the Agreement.

                  To ensure that appropriate operational and quality control procedures are in use.

                  To manage and resolve Provider complaints relating to Company's operational activities.

5.0   EXECUTIVE STEERING COMMITTEE

5.1 The Executive Steering Committee shall not be involved in day-to-day management of the Agreement or Services. The Executive Steering Committee will meet periodically as it deems necessary, but at a minimum, [***]* until such time, if any, that the Executive Steering Committee agrees to a different schedule for meetings.

5.2 Company will designate one of its members on the Executive Steering Committee to act as the chairman of the Executive Steering Committee, provided that such designation and role will be for administrative convenience purposes only and the rights, responsibilities and authority of the chairman shall be the same as all other members of the Executive Steering Committee. Company and Provider may mutually agree to increase or decrease the size of the Executive Steering Committee or to change the qualifications of who may serve on the Executive Steering Committee. The Executive Steering Committee will initially be comprised of executives of the Parties as follows:

            [***]*

5.3 The Executive Steering Committee will be governed according to the following principles:

      a.    Each Party shall have a single vote;

      b. Members may participate in meetings in person, by telephone, or by teleconference;

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* Confidential information has been omitted.


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      c.    Participation by one member from each team is sufficient for a quorum; and

      d.    Unanimity of the Parties is required for action to be taken.

5.4   The responsibilities of the Executive Steering Committee will include:

      a. generally overseeing the performance of each Party's obligations under the Agreement;

      b. review and authorization of high-level technical, financial and resource plans;

      c. review of reports and recommendations, as reviewed and approved by the Operations Management Team, and, on [***]* basis, review recommendations and provide authorization as required for:

            (i)   Service Levels for previous [***]*

            (ii)  adjustment of Service Levels

            (iii) changes in pricing

            (iv) Company employee satisfaction surveys and Service Level results

            (v)   benchmarking results

            (vi)  summary of out-of-scope work

            (vii) implementation process of the Agreement and the achievement of key milestones and deliverables

            (viii) adjustments to Services;

      d.    review of the relationship issues arising out of the Agreement;

      e.    consider the business and operating strategies of each party

      f. resolution of concerns regarding replacement of a Relationship Manager or Center Manager or Operations Manager;

      g.    resolution of disputes;

      h. final resolution of certain disputes, as noted in the Dispute Resolution Schedule; and

      i. provision of advice and guidance to the Operations Management Team for performance improvement and submission of recommendations directly to Company and Provider on issues affecting the relationships between the Parties.

6.0   OPERATIONS MANAGEMENT TEAM

6.1   [***]*

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* Confidential information has been omitted.


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6.2   The Operations Management Team will meet [***]* and at other times as agreed between the Parties.

6.3 The Operations Management Team reviews shall be chaired by the Company Relationship Manager.

6.4 The responsibilities and authorities of the Operations Management Team will include the following:

      a. review of the overall performance of the Parties' respective roles and responsibilities under this Agreement;

      b. review of progress of the implementation of the Agreement with emphasis on the achievement of key milestones and deliverables;

      c. implementation of risk management and provide an analysis for review by the Executive Steering Committee;

      d. review of Service delivery and transition management activities and the associated contract management reports as provided by the Provider Service delivery teams;

      e.    approval of changes to reports;

      f. review of summary reports as set out in Reports Schedule and submit for Executive Steering Committee review, as necessary;

      g. annual review of the following and making recommendations to the Executive Steering Committee, as necessary:

            (i)   KPI's and RSL's based on previous [***]*

            (ii)  Proposal for adjustments to KPI's and RSL's;

            (iii) Company Employee satisfaction surveys;

            (iv)  Adjustments to Services; and

            (v)   Benchmarking results.

      h. review of the recommendations and suggestions made by the Executive Steering Committee relating to the Services and/or Agreement and initiate appropriate actions;

      i.    implementation of technical, financial and resource plans;

      j. providing advice and guidance to the Service delivery teams for performance improvement and making recommendations directly to Company and Provider; and

      k delegating any of its powers it considers appropriate to the service delivery teams, subject to the terms of the Agreement.

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* Confidential information has been omitted.


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7.0   INITIAL COMMITTEE MEMBERS

7.1   The initial Relationship Managers shall be:

            [***]*

7.2   The initial Executive Steering Committee members shall be:

            [***]*

8.3   The initial Operations Management Team members shall be:

            [***]*

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* Confidential information has been omitted.


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                                   SCHEDULE M

                            HARDWARE RIGHTS SCHEDULE

1.0   INTRODUCTION

The Parties have identified on this Schedule M (Hardware Rights Schedule) the Hardware required for Provider to perform the Services as of the Process Take-On Date. After the Effective Date, this Hardware Rights Schedule shall be updated by Provider from time to time to incorporate any Hardware not listed on this Hardware Rights Schedule that is required for Provider to perform the Services on or after the Process Take-On Date.

2.0   HARDWARE

Consistent with Section 3.1(b) of the Agreement, the Hardware is categorized in the Exhibits attached hereto as follows:

               Exhibit I: Company Group owned Hardware which shall be transferred to Provider as part of the purchased assets;

               Exhibit II: Company Group owned Hardware which Company will make available for use by Provider in connection with its delivery of the Services;

               Exhibit III: Hardware which is leased by the Company Group from a third party and which Provider will use under Provider's appointment as Company's representative pursuant to Section 3.3 of the Agreement; and

               Exhibit IV: leased Hardware for which a consent shall be obtained permitting Provider to use the Hardware in connection with its delivery of the Services, designating whether Company or Provider shall have responsibility for obtaining such consent.

With respect to Hardware leased by a Party from a third party which the other Party will use in either the delivery or receipt of the Services, the Party using such Hardware shall comply at all times with the terms and conditions of the then existing lease agreement between the lessee and the applicable third party vendor (each a "Retained Agreement") and any and all agreements (including, but not limited to, consent letters, sublease agreements, confidentiality agreements, etc.) entered into by the lessee and/or the other Party and a third party vendor pursuant to which the applicable rights to access and use are granted (each a "Right to Use Agreement"). The right to use grantee shall be responsible for all damages incurred by the right to use grantor arising out of the grantee's non-compliance with any and all Retained Agreements and Right to Use Agreements. In addition, the grantee shall comply at all times with the grantor's Hardware policies and procedures with respect to Hardware owned or leased by the grantor. All Company-owned or leased Hardware used by Provider shall be subject to Section 3.2 of the Agreement, including, but not limited to, any time limitations on Provider's rights to access and use such Hardware. All Provider-owned or leased Hardware shall be subject to equivalent restrictions applicable to Company's access and use.


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                                    EXHIBIT I
                                       TO
                                   SCHEDULE M

Following is a list of the Company Group owned Hardware which shall be transferred to Provider as part of the purchased assets:

      [***]*

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* Confidential information has been omitted.


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                                   EXHIBIT II
                                       TO
                                   SCHEDULE M

Following is a list of the Company Group owned Hardware which Company will make available for use by Provider in connection with its delivery of the Services:

[***]*

--------
* Confidential information has been omitted.


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                                   EXHIBIT III
                                       TO
                                   SCHEDULE M

Following is a list of the Hardware which is leased by the Company Group from a third party and which Provider will use under Provider's appointment as Company's representative pursuant to Section 3.3 of the Agreement:

COMPANY LEASED DESKTOPS/LAPTOPS LOCATED OUTSIDE ESC

[***]*

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* Confidential information has been omitted.


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                                   EXHIBIT IV
                                       TO
                                   SCHEDULE M

Following is a list of the leased Hardware for which a consent shall be obtained permitting Provider to use the Hardware in connection with its delivery of the Services, designating whether Company or Provider shall have responsibility for obtaining such consent:

      [***]*

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* Confidential information has been omitted.


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                                   SCHEDULE N

                           DISASTER RECOVERY SERVICES

1.    EXISTING DISASTER RECOVERY PLANS

      Commencing on the Process Take on Date, Provider shall follow the existing Company ESC Disaster Recovery Plan, as provided in writing by Company to Provider, for the applicable Services. In addition, Company shall follow the existing Company IT Disaster Recovery Plan.

2.    DISASTER RECOVERY PLAN REVIEW AND MODIFICATION

      In the [***]* following the Process Take On, Company and Provider agree to review and revise, as appropriate, the existing Company ESC Disaster Recovery Plan and the existing Company IT Disaster Recovery Plan. In addition, the Parties shall develop and implement a Joint Disaster Recovery Dependency Plan which identifies the interfaces and dependencies between the plans and outlines areas of joint responsibility. Each Disaster Recovery Plan shall be made up of the following Disaster Recovery Plan Description:

            -     Recovery Management Team Procedures:

            -     Functional Team Recovery Procedures:

            -     Administrative and Recovery Progress Procedures:

            -     Ongoing Preparedness Procedures:


3.    REVISED DISASTER RECOVERY PLAN

      Following the [***]* period, Provider and Company shall follow the revised Provider ESC Disaster Recovery Plan Company IT Disaster Recovery Services and the Joint Disaster Recovery Plans and the provisions agreed to therein.

--------

* Confidential information has been omitted.


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                                   SCHEDULE O

                       AGREED DAMAGES EXCEPTIONS SCHEDULE

1.0   INTRODUCTION

This Agreed Damages Exceptions Schedule sets forth certain exceptions to the Damages Cap (as defined in Section 14.1(a) of the Agreement) and the limitation on damages as set forth in Section 14.2(a) of the Agreement.

2.0   EXCEPTIONS

      a. Provider's indemnification obligations under Section 16.1 of the Agreement; and

      b. Company's indemnification obligations under Section 16.2 of the Agreement.


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                                   SCHEDULE P

                              BENCHMARKING SCHEDULE

1.0   INTRODUCTION

This Schedule describes the Benchmark Process, as well as the procedure Company and Provider will follow to select a Benchmarker, as contemplated under Section
7.4 of the Agreement.

2.0   DEFINITIONS

The following terms have the meanings set forth below when used in this
Schedule:

A. BENCHMARK PROCESS means the relevant objective measurement and comparison process provided for in this Schedule as a means of measuring the technology, pricing, processes and Service Levels supplied or adhered to by Provider in providing the Services to Company, as compared to other organizations providing similar services under relevant arrangements.

B. BENCHMARK RESULTS shall mean the results of the Benchmarking Process delivered by the Benchmarker in a written report to Company and Provider, including any supporting documentation requested by Company or Provider to analyze the results of the Benchmark Process.

C. BENCHMARKER means the third party or third parties jointly selected by Company and Provider as described in this Schedule to conduct the Benchmarking Process.

3.0   ROLE OF BENCHMARKER

The Benchmarking Process shall be conducted by the Benchmarker.

3.1   BENCHMARKER SELECTION PROCESS

a. Company and Provider will cooperate in good faith to jointly select one or more suitable Benchmarkers, taking into consideration the skill, experience, responsiveness, objectivity, fees and expenses of qualified firms or individuals. Once a Benchmarker has been selected, unless the Parties agree otherwise, such Benchmarker shall be used for any future Benchmarks.

b. In the event: (1) a Benchmarker is no longer providing the services required to conduct the Benchmarking Process, (2) Company and Provider agree that the Benchmarker should be replaced or (3) Company and Provider determine that another Benchmarker would be needed to take advantage of another system or methodology used by such Benchmarker to conduct the Benchmarking Process, Company and Provider shall promptly designate a replacement Benchmarker.

3.2   BENCHMARKING PROCESS

a. The Parties shall not conduct any Benchmarking Process prior to [***]* Thereafter, no Benchmarking Process shall be conducted more frequently than [***]* period, unless otherwise agreed by the Parties. Subject to the foregoing, Company and Provider shall designate the time when each Benchmarking Process shall be undertaken.

b.    [***]*

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* Confidential information has been omitted.


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c.    The Benchmarking Process shall be based upon and consistent with, in all material respects, the benchmarking methodology, principles and approach agreed to by the Parties, in consultation with the Benchmarker, which shall include:

      (i) a representative sampling of a sufficient number of arrangements between providers and receivers of services comparable to the Services (the "Comparables"); and

      (ii) any appropriate adjustments due to differences between the Comparables on one hand, and the arrangements between Provider and Company under this Agreement, such as differences in the nature or type of services received, the respective service environments, relative performance standards, volumes, term of agreement, location of services, amount of investments made pursuant to or in connection with the Comparables, and other similar terms and conditions.

d. The Parties shall cooperate with each other and the Benchmarker to facilitate the Benchmarking Process, which shall include providing reasonable information as is necessary to conduct the Benchmarking Process; provided, however, that Provider will not be required to (i) disclose any of its Confidential Information, (ii) disclose details of other customers' confidential information without such customers' consent, or (iii) provide any information relating to Provider's margins or costs.

e. Within [***]* (or as otherwise agreed to by the Parties and the Benchmarker) after the completion of any Benchmarking Process, the Benchmarker shall deliver the Benchmark Results to each Party's Account Manager.

f. During the [***]* following delivery of the Benchmark Results from the Benchmarker, Company and Provider shall review the Benchmark Results and schedule one or more meetings (which shall include the Benchmarker) to address any issues either Party may have with the Benchmark information or the Benchmark Results.

3.3   EFFECT OF BENCHMARK RESULTS

The Parties shall not be specifically bound by the results of the Benchmarking Process, but the Parties agree that they shall each give due consideration to such results in accordance with the provisions of Section 7.4 of the Agreement.

3.4   DISPUTES

Any disputes between the Parties concerning the selection of the Benchmarker, the Benchmark Process, the Benchmark Results, or any other aspects of benchmarking may be escalated to the Executive Steering Committee for final and binding resolution. No such disputes may be escalated beyond the Executive Steering Committee or submitted to any other forum except as provided in the Dispute Resolution Schedule.

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* Confidential information has been omitted.


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                                   SCHEDULE Q

                  DATA PRIVACY AND SECURITY PROCEDURES SCHEDULE

1.0   INTRODUCTION

This schedule sets forth the respective data management, data privacy and security responsibilities of Company and Provider under the Agreement, which are in addition to those Services described in the Agreement and the SERVICES SCHEDULE.

2.0   DEFINITIONS

The following terms have the meanings set forth below when used in this schedule. Capitalized terms used but not defined in this schedule have the meanings assigned to them in the Glossary.

      "Focal Point" means, with respect to either Provider or Company, the person designated by a Party with responsibility for day-to-day data and security management for such Party.

      "Personal Data" means any data relating to Employees Served (as defined in the Charges Schedule (Schedule C)) that Provider processes on behalf of Company or otherwise has access to under or in connection with this Agreement or in performing the Services.

3.0   GENERAL

      a. Prior to the Process Take-On Date, Provider shall, with Company's participation and assistance, develop and document a framework and plan for the ongoing identification, implementation, and maintenance of, and compliance with, data management, data privacy and security practices that Provider and Company will be responsible for implementing and following during the Term of the Agreement. Both Parties recognize and agree that the detailed requirements for data management, data privacy, and security will likely develop and evolve over the Term of the Agreement, and that this Schedule, and the Parties' obligations with respect to such matters will similarly evolve during the Term.

      b. Provider's Focal Point will be responsible for supervising Provider's data management, data privacy and security activities, and will be generally familiar with data management, data privacy and data security requirements and issues relevant to the Services and Provider's business. Company's Focal Point will be responsible for supervising Company's data management, data privacy and security activities, and will be generally familiar with data management, data privacy and data security requirements and issues relevant to the Services and Company's business.

      c. Unless otherwise agreed by Company and Provider, the services required from Provider under this Schedule are deemed to be an inherent part of the Services and shall be included in the Services provided by Provider and the Base Charges.

      d. Company shall retain responsibility for all server-level data management, data privacy and security practices.

      e. The Parties acknowledge that they may need to amend this Schedule or the Agreement within a commercially reasonable time prior to the effective date of any HIPAA privacy regulations, pursuant to the terms of Section 2.10(b) of the Agreement.


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4.0   DATA MANAGEMENT

      a.    Obligations with Respect to Privacy and Data Protection Laws

            1. Provider and Company are each responsible for complying with their respective obligations under the applicable privacy and data protection laws governing Personal Data. Provider shall comply with its obligations as Company's service provider, processor and/or business associate under applicable data protection laws. Where applicable, Company shall comply with its obligations as the owner or controller of any such Personal Data under applicable privacy and data protection laws.

            2. Company may create, or request that Provider create, any and all programs, plans, procedures or measures Company deems necessary, in its sole discretion, to comply with its obligations set forth in Section 4.0(a)(1) of this Schedule. Upon Company's request, Provider shall implement and maintain throughout the term of the Agreement any and all such programs, plans, procedures or measures created or dictated by Company as part of the Services.

            3. Subject to the terms and conditions of the Agreement and this Schedule, each Party shall take steps it deems necessary to comply with its obligations set forth in Section 4.0(a)(1) and this Schedule; provided, however, that such Party shall use commercially reasonable efforts to minimize the impact of such steps on the other Party.

            4. Provider shall fully cooperate with and reasonably assist Company with responding to any data protection authority, governmental agency, or other third party to the extent necessary, in Company's sole reasonable discretion, to comply with applicable privacy or data protection laws. To the extent requested by Company, Provider shall fully cooperate with and assist Company in support of Company's efforts to satisfy the requirements of applicable privacy and data protection laws or regulations, or any safe harbors or exemptions to such privacy and data protection laws as such relate to the Services.

            5. Provider shall fully cooperate with and reasonably assist Company in fulfilling registration or other applicable requirements under privacy or data protection laws, including without limitation, providing requested information and registering with data protection authorities or joining self-regulatory programs as requested by Company in order to permit Company and Provider to acheive the purposes of the Agreement.

            6. Changes to the Charges required by this Section 4.0(a) shall be handled through the Change Control Procedures.

      b.    Data Usage and Management

            1. Provider shall use the Personal Data only for the purposes of providing the Services under this Agreement. Provider shall treat all Personal Data as Confidential Information in accordance with the confidentiality and security provisions of the Agreement. Provider shall not disclose any such Personal Data to any third party except as expressly authorized under the Agreement, to the extent required by law or order of a court of governmental agency, as required in order to perform the Services in the ordinary course of business, or as otherwise permitted under the terms of this Agreement. Provider shall not use or disclose the Personal Data for the purpose of marketing products or services to individuals whose names are contained in the Personal Data. For the avoidance of doubt, the foregoing sentence shall not restrict Provider's communications to such individuals about the Services or any products or services of Company.


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            2.    Provider will enter into such data protection agreements with
                  Company as may be reasonably required by governmental agencies or data protection authorities in any jurisdiction after the Effective Date and reasonably agreed to by Provider and Company in discussions with such data protection authorities.

            3. Company and Provider shall, as part of the plan to be established under Section 3.0(a) above, establish technical and organizational measures to ensure the security and confidentiality of Personal Data, and to protect against accidental or unlawful destruction or accidental loss, alteration, unauthorized disclosure of or access to the Personal Data, and security programs and procedures to ensure that unauthorized persons will not have access to the systems used to access or process the Personal Data.

            4. Provider will ensure that any of its employees and subcontractors whom it authorizes to have access to Personal Data will comply with Provider's obligations under this schedule and the confidentiality and security provisions of the Agreement as applicable to the Personal Data.

      c.    Data Transfer

            1. Provider will not transfer Personal Data out of the United States, or otherwise engage in transfers of Personal Data from one country to another, except as required for the express purpose of fulfilling its obligation to provide Services under this Agreement. Provider will obtain any required consents prior to transferring any such Personal Data in accordance with this provision.

      d.    Information Requests

            1. If Company is required to provide information to an individual regarding his or her Personal Data, Provider will respond promptly to Company's inquiries concerning such Personal Data and will reasonably cooperate with Company in providing such information.

            2. Upon Provider's or Company's reasonable written request, Company or Provider will provide the other with such information that it has regarding Personal Data and its access and processing that is necessary to enable the requester to comply with its obligations under this Section and the applicable data protection laws.

      e.    Audit Rights

            1. Provider will permit Company to audit Provider's compliance with its data management, data privacy and security obligations under the Agreement, this Schedule and the other Schedules in accordance with Section 2.9 of the Agreement.

      f.    Event Management

            1. Company and Provider shall develop, document and implement a process for immediately addressing any incident relating to data privacy, protection or security. In the event of any claim or charge by a third party (including any individual or data protection authority) that Company or Provider is not in compliance with its obligations under applicable privacy and data protection laws or has violated any privacy or data protection law, Provider and Company shall cooperate with each other and provide without delay all necessary resources or cooperation to address and remedy such claim or charge that it has not complied with its obligations as rapidly as possible.


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5.0   PHYSICAL/FACILITY SECURITY; LOGICAL SECURITY CONTROLS

      a. Provider shall provide reasonable physical security controls at the Employee Service Center, which shall provide for physical security controls consistent with or better than those in place as of the Process Take-on Date. Provider shall immediately notify Company of any breach of such security controls or any suspicious activity affecting Company, Personal Data, Company Information or Provider's systems and shall take all necessary action to promptly correct such security problem.

      b. Provider shall permit only those persons with legitimate business purposes to have access to the Employee Services Center.

      c. Provider shall use the South Entrance of the building for access to the Employee Services Center.

      d. Company's Relationship Manager, and members of Company's Operations Team, Executive Steering Committee, Gain Sharing Governance Committee, and Technology and Business Processes Governance Committee shall have reasonable unrestricted access to the Employee Services Center.

      e. Provider shall comply with Company's logical access control procedures, and shall cooperate with Company in the administration of such controls.


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                                   SCHEDULE R

                           DISPUTE RESOLUTION SCHEDULE

1.0   DEFINED TERMS

Capitalized terms not otherwise defined herein have the meanings ascribed to them in the Glossary.

      "Complex Dispute List" means the Complex Dispute List maintained by J*A*M*S/Endispute ("JAMS") or another list of individuals having similar qualifications maintained by JAMS.

      "Committee Exclusive Disputes" shall have the meaning set forth in Section 2.2(e) below.

      "Dispute" means any dispute, controversy or claim of any kind or nature arising under or in connection with the Agreement, including without limitation, disputes as to the creation, validity, interpretation, breach or termination of this Agreement.

      "Executive Steering Committee" shall have the meaning set forth in the Account Governance Schedule.

      "Qualifications" means extensive knowledge or experience regarding the subject of the Dispute.

2.0   DISPUTE RESOLUTION PROCESS

2.1 General. Except as otherwise stated in the Agreement, all Disputes arising between the Parties shall be resolved in accordance with the process set forth in this Dispute Resolution Schedule (the "Dispute Resolution Process"). Notwithstanding the foregoing, in the event of any inconsistency in the Dispute Resolution Process set forth in this Schedule and any other process to resolve Disputes set forth elsewhere in this Agreement or otherwise used by the Parties to resolve Disputes without referring the Dispute to a third party, either Party may elect that both Parties adhere to this Dispute Resolution Process (it being acknowledged that such other processes generally contemplate that the Parties can resolve a Dispute without the need for mediation or arbitration, whereas the Dispute Resolution Process in this Schedule generally contemplates the potential need for the parties to resort to mediation or arbitration to resolve a particular Dispute). Company and Provider shall at all times exercise reasonable, good faith efforts to resolve all Disputes in a timely, amicable and efficient manner.

2.2   Escalation Procedure.

      (a) Relationship Managers. All Disputes shall initially be referred by either Party to both Parties' Relationship Manager. Each Party's Relationship Manager shall negotiate with the other Party's Relationship Manager to resolve the Dispute.

      (b) Executive Steering Committee. If the Relationship Managers do not resolve the Dispute within [***]* (or such longer period as the Relationship Managers may agree) after the date of referral of the Dispute to them, either Party may elect to proceed directly to the Executive Steering Committee.

      (c) Acceleration. Notwithstanding the foregoing, in the event either Party determines at any time and in its sole discretion that the Dispute relates to such a critical matter that the Escalation Procedure set forth in this Section 2.2 will not resolve the Dispute in a timely

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            or satisfactory manner, such Party may accelerate the Dispute directly to the Executive Steering Committee. Subject to the provisions of Section 2.2(e) with respect to Committee Exclusive Disputes, if the Executive Steering Committee does not resolve the accelerated Dispute within [***]* after the date of referral of such Dispute to such committee, either Party may submit the Dispute to binding arbitration in accordance with Section 2.4 below.

      (d) Committee Exclusive Disputes. The Executive Steering Committee shall be the final forum for the resolution of any Dispute with respect to the following matters (the "Committee Exclusive Disputes"):

            1. Technology strategy and policy issues which are the subject of the Technology and Process Governance Schedule;

            2.    Benchmarking;

            3. Claims for damages arising under the Agreement where the damages claimed, together with related damages claimed under the Human Resources Services Agreement and the Software Development Agreement, are less than $250,000 measured annually; and

            4. [Applicability of Section 1.7 (Most Favored Customer) of the Agreement.]*

            In no event may a Committee Exclusive Dispute be escalated beyond the Executive Steering Committee, or submitted to mediation, arbitration, or any other forum for resolution, unless the Executive Steering Committee agrees to do so. [***]*

2.3 Further Escalation. Any Dispute that is not a Committee Exclusive Dispute may be further escalated as follows:

      (a) Non-binding Mediation. If the Executive Steering Committee does not resolve the Dispute within [***]* (or such longer period as that Committee may agree) after the date of referral to it, either Party may submit the Dispute to non-binding mediation in accordance with
            Section 2.4 below.

      (b) Binding Arbitration. If the Dispute is not resolved by any of the preceding steps and is not resolved by mediation, either Party may submit the Dispute to binding arbitration in accordance with Section
            2.5 below.

      (c) Miscellaneous. If the Parties act pursuant to another process set forth elsewhere in this Agreement or as otherwise agreed to in their attempt to resolve a particular Dispute without referral of the Dispute to a third party (e.g., the parties utilize dispute resolution procedures pursuant to the ACCOUNT GOVERNANCE SCHEDULE), the Parties shall be deemed to have completed the steps in Sections 2.2(a), 2.2(b) and 2(c) of this Dispute Resolution Process if the substance of those steps have been taken and those timeframes have been met by the Parties in such other process, such that either Party may then elect to proceed directly to either non-binding mediation in accordance with Section 2.4below or to binding arbitration in accordance with Section 2.5 below.

2.4 Mediation. Mediation of an unresolved Dispute shall be conducted in the following manner:

      (a) Either Party may submit the Dispute to mediation by giving Notice of mediation to the other Party. The Parties shall thereafter attempt to promptly agree upon and appoint a sole mediator who has the Qualifications.

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      (b)   If the Parties are unable to agree upon a mediator within [***]*
            after the date the Dispute is submitted to mediation, either Party may request the [***]* office of JAMS to appoint a mediator who has the Qualifications. The mediator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties.

      (c) The mediation shall be conducted in the [***]* at a place and a time agreed by the Parties with the mediator, or if the Parties cannot agree, as designated by the mediator. The mediation shall be held as soon as practicable, considering the schedules of the mediator and the Parties.

      (d) If either Party has substantial need for information from the other Party in order to prepare for the mediation, the Parties shall attempt to agree on procedures for the formal exchange of information. If the Parties cannot agree, the mediator's determination shall become effective.

      (e) Each Party shall be represented in the mediation by at least its Relationship Manager or another natural Person with authority to settle the Dispute on behalf of that Party and, if desired by that Party, by counsel for that Party. The Parties' representatives in the mediation shall continue with the mediation as long as the mediator requests, but in no event longer than [***]* unless otherwise agreed.

      (f)   [***]*

2.5 Arbitration. Arbitration of an unresolved Dispute shall be conducted in the following manner:

      (a) Either Party may initiate arbitration by filing a demand for arbitration (the "Demand") in accordance with the American Rules of Arbitration (the "Arbitration Rules"). The Parties shall thereafter attempt to promptly agree upon and appoint a Panel of three arbitrators (the "Panel"). Each of those arbitrators must have the Qualifications, and at least two of those arbitrators must be included in the Complex Dispute List.

      (b) If the Parties are unable to agree upon any or all of the arbitrators within [***]* after the filing of the Demand (and do not agree to an extension of that ten-day period), either Party may request the [***]* office of JAMS to appoint the arbitrator or arbitrators, who have the Qualifications (and at least two of whom must be included in the Complex Dispute List), necessary to complete the Panel in accordance with the Arbitration Rules. Each arbitrator so appointed shall be deemed to have the Qualifications and to be accepted by the Parties as part of the Panel.

      (c) The arbitration shall be conducted in the [***]* at a place and a time agreed by the Parties with the Panel, or if the Parties cannot agree, as designated by the Panel. The Panel may, however, call and conduct hearings and meetings at such other places as the Parties may agree or as the Panel may, on the motion of one Party, determine to be necessary to obtain significant testimony or evidence.

      (d) The Parties shall attempt to agree upon the scope and nature of any discovery for the arbitration. If the Parties do not agree, the Panel may authorize any and all forms of discovery, including depositions, interrogatories, and document production, upon a showing of particularized need that the requested discovery is likely to lead to material evidence needed to resolve the Dispute.

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      (e)   The arbitration shall be subject to the Federal Arbitration Act and conducted in accordance with the Arbitration Rules to the extent they do not conflict with this Section 2.4. The Parties and the Panel may, however, agree to vary the provisions of this Section 2.4 or the matters otherwise governed by the Arbitration Rules.

      (f)   The Panel has no power to:

            (i) rule upon or grant any extension, renewal, or continuance of the Agreement; or

            (ii) award remedies or relief either expressly prohibited by the Agreement or under circumstances not permitted by the Agreement.

      (g) Unless the Parties otherwise agree, all Disputes hereunder and under the Human Resources Services Agreement and/or the Software Development Agreement regarding or related to the same topic or event that are subject to arbitration during the same time period shall be consolidated in a single arbitration proceeding.

      (h)   A Party or other Person involved in an arbitration under this
            Section 2.4 may join in that arbitration any Person other than a Party if:

            (i) the Person to be joined agrees to resolve the particular Dispute or controversy in accordance with this Section 2.4 and the other provisions of this Dispute Resolution Schedule applicable to arbitration; and

            (ii) the Panel determines, upon application of the Person seeking joinder, that the joinder of that other Person will promote the efficiency, expediency and consistency of the result of the arbitration and will not unfairly prejudice any other party to the arbitration.

      (i) The arbitration hearing shall be held within [***]* after the appointment of the Panel unless the Parties agree otherwise. Upon request of either Party, the Panel shall arrange for a transcribed record of the arbitration hearing, to be made available to both Parties.

      (j) The Panel's final decision or award shall be made within [***]* after the hearing. That final decision or award shall be made by unanimous or majority vote or consent of the arbitrators constituting the Panel, and shall be deemed issued at the place of arbitration. The Panel shall issue a reasoned written final decision or award based on the Agreement and the laws of the State of [***]* exclusive of its conflicts of laws provisions and to the extent not preempted by federal law.

      (k)   The Panel's final decision or award may include:

            (i)   recovery of Damages to the extent permitted by the Agreement;
                  or

            (ii) injunctive relief in response to any actual or threatened breach of the Agreement or any other actual or threatened action or omission of a Party under or in connection with the Agreement.

      (l) The Panel's final decision or award shall be final and binding upon the Parties, and judgment upon that decision or award may be entered in any court having jurisdiction over either or both of the Parties or their respective assets. The Parties specifically waive any right they may have to apply or appeal to any court for relief from the

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            preceding sentence or from any decision of the Panel, or any question of law arising from or related to the Dispute, before or after the final decision or award.

      (m)   [***]*


3.0   EXCEPTIONS

3.1 Recourse to Courts. Nothing in the Agreement, this Dispute Resolution Schedule or otherwise shall limit the right of either Party to apply to a court or other tribunal having jurisdiction to:

      (a)   enforce the Dispute Resolution Process;

      (b) seek provisional or injunctive relief (including without limitation the provision of Termination Assistance Services), in response to an actual or impending breach of the Agreement or otherwise so as to avoid irreparable damage or maintain the status quo, until a final arbitration decision or award is rendered or the Dispute is otherwise resolved; or

      (c) take any other action to resolve the Dispute, whether or not permitted by or in conflict with the Dispute Resolution Process, if the action is specifically agreed to in writing by the Parties.

4.0   MISCELLANEOUS

4.1 Confidentiality. The proceedings of all negotiations, mediations, and arbitrations as part of the Dispute Resolution Process shall at all times be privately conducted. The Parties agree that all information, materials, statements, conduct, communications, negotiations, mediations, arbitrations, offers of settlement, documents, decisions, and awards of either Party, in whatever form and however disclosed or obtained in connection with the Dispute Resolution Process:

      (a)   shall at all times be Confidential Information;

      (b) shall not be offered into evidence, disclosed, or used for any purpose other than the Dispute Resolution Process; and

      (c)   will not constitute an admission or waiver of rights.

4.2 Continued Performance. Except where clearly prevented by the nature of the Dispute as agreed to in writing by both Parties or where restrained or enjoined by the Panel or a court or tribunal with appropriate jurisdiction, the Parties agree to continue performing their respective obligations under the Agreement while a Dispute is being resolved.

4.3 Notice. Any referral or acceleration required or permitted herein shall be made by Notice to the applicable Persons designated herein. The date of referral is the effective date of the Notice to the Persons to whom the Dispute must have been referred.

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                                   SCHEDULE S

                               INSURANCE SCHEDULE

1.0   INTRODUCTION

This Insurance Schedule sets forth the types of insurance and the minimum limits per occurrence, accident, claim or loss the Provider will maintain throughout the term of the Agreement.

2.0   COVERAGES TABLE

[***]*

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                                   SCHEDULE T

                         TERMINATION ASSISTANCE SCHEDULE

1.0   INTRODUCTION

1.1 This Termination Assistance Schedule describes certain activities that the Parties shall undertake in connection with a termination or expiration of the Agreement. The Parties shall develop a Termination Assistance Plan. Capitalized terms used but not defined in this Schedule have the meanings assigned to them in the Glossary to the Agreement.

2.0   TERMINATION ASSISTANCE PLAN

2.1 Provider and Company shall establish a termination assistance team ("Termination Assistance Team") tasked with:

      (a) documenting a Termination Assistance Plan that can be executed in connection with expiration or termination of the Agreement;

      (b) meeting and agreeing to the details of the relevant Termination Assistance Plan and reviewing and updating the plan at least annually;

      (c) facilitating the transition during the Termination Assistance Period; and

      (d) managing the performance of the Parties' respective obligations under the Termination Assistance Plan.


2.2 In accordance with Section 13.3 of the Agreement, the Termination Assistance Team shall jointly develop, and Provider will submit for Company's approval a Termination Assistance Plan within [***]* after the Process Take-On Date. Provider will update the entire plan at least once per [***]* or after any significant event.

2.3 The Termination Assistance Plan will include the activities, timeframes and dependencies for transition of the Services performed by Provider to Company or a third party successor of Provider. This will include, by necessity, any activities needed to extract Company data and processes and access to those assets in the event that extraction is not feasible or desirable. The Termination Assistance Plan shall also address the manner in which Provider will minimize any disruption and/or degradation of the Services.

2.4 Provider will provide Company the opportunity to provide input into the Termination Assistance Plan through the Termination Assistance Team.

2.5 Consistent with the provisions set forth in Sections 13.3 and 13.4 of the Agreement, and any other services agreed to by the Parties, Provider will include the following Termination Assistance Services in the Termination Assistance Plan to be performed upon a termination or expiration of the
      Agreement:

      [***]*

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                                   SCHEDULE U

                                REPORTS SCHEDULE

1.0   INTRODUCTION

This Schedule identifies Provider's and Company's responsibilities in connection with providing reports ("REPORTS").

2.0   GENERAL

2.1 Provider shall prepare and deliver to Company the Reports required under the Agreement and the Schedules to the Agreement.

2.2 From time to time, as part of the Services, Provider shall be responsible for preparing and delivering ad hoc Reports as required under the Services Schedule. Such Reports shall be delivered according to timing reasonably specified by Company.

2.3 Provider shall prepare and deliver to Company, within [***]* following the end of each calendar month, Reports regarding Provider's performance against each of the established Service Levels (i.e., the KPIs and RSLs as set forth in the Service Levels Schedule); provided, however, that Company may identify certain priority Reports which shall be delivered earlier, as mutually agreed. Company shall prepare and deliver to Provider within [***]* following the end of each calendar month, Reports regarding Company's performance against each of the established Company RSLs. Such reports shall be in sufficient detail to permit Company and Provider to determine the level of the other's performance in accordance with the Service Levels Schedule (Schedule B).

2.4   [***]*

2.5 The format of the Reports (including the form of delivery media, which may include paper and/or electronic form) shall be in accordance with Provider's standard formats; provided, however, that during the [***]* period following the Process Take-On Date, Company and Provider shall refine the appearance and content of the Reports to accommodate Company's reasonable business requirements.

2.6 All Reports will contain accurate and complete data based on the available data.

2.7 Preparation and delivery of Provider's Reports under this Schedule shall be considered part of the Services, and there shall be no additional charges or fees to Company associated with such activity.

2.8 For each Report, upon Company's reasonable request, Provider will answer any questions that Company may have regarding such Report.

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                                   SCHEDULE V

                     TECHNOLOGY PROCESS GOVERNANCE SCHEDULE

1.0   INTRODUCTION

Prior to the Process Take-On Date, Company and Provider will develop specific procedures regarding changes, modifications and amendments to the Services IT platform and certain business processes, which the Parties will follow as of the Process Take-On Date (the "Technology Process Procedures"). This Technology Process Governance Schedule sets out the process by which the Technology Process Governance Procedures will be developed and finalized and the scope and requirements of the Technology Process Procedures. For purposes hereof, "technology process" or "Technology Process" means technology processes as outlined in the Services Schedule (Schedule A) that involve how inputs are prepared by Company and delivered to Provider, and how outputs are received by Company from Provider, provided that such terms shall not include technology or other processes that are internal to Provider.

2.0   TECHNOLOGY PROCESS PROCEDURES

2.1 Development. Provider and Company shall jointly develop and finalize the Technology Process Procedures prior to the Process Take-On Date. The Parties shall establish a team to develop the Technology Process Procedures, which shall be comprised of the Company Relationship Manager, the Provider Relationship Manager and no more than two additional representatives from each Party designated by the Relationship Managers. Company's processes and procedures shall apply until such time as the Parties have agreed to the Technology Process Procedures and Provider shall comply with all such Company processes and procedures. The Parties shall act in good faith at all times during the development of the Technology Process Procedures.

2.2 Scope. The Technology Process Procedures will describe in detail the processes and procedures to be followed by the Parties for management of the day-to-day operations relating to the following:

      (a) Problem resolution with respect to the Services IT platform processes;

      (b) Nomination and implementation of application and other operational changes to the Services IT platform;

      (c)   Requests by Company for personnel and other resources;

      (d)   Initiation and management of projects;

      (e) Approval and implementation of changes required prior to Provider providing services to any third party other than Company using the Employee Service Center;

      (f)   Establishment of a technology governance team;

      (g) Implementation of any changes or other initiatives according to Change Control Procedures or agreement on New Services; and

      (h) Any other pertinent information as mutually agreed upon by the Parties.

2.3 Required Provisions. The Parties agree that, in addition to any provisions agreed to by the Parties, the Technology Process Procedures shall include provisions relating to the following:


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      (a)   Disputes involving the Services IT platform shall be escalated for resolution in accordance with the Dispute Resolution Schedule;

      (b) Company shall make any changes, modifications or enhancements that Company deems appropriate in its sole discretion to any Company owned or provided hardware, software or system provided that any such change, modification or enhancement shall not have a material adverse impact on Provider's delivery of the Services, or Provider's performance in accordance with the Agreement (including Service Levels).

      (c) Provider shall use commercially reasonable efforts to make additional SAP support personnel available as requested by Company to assist Company with Project Viking, which resources shall be charged to Company as set forth in Section 4.1.4(6) of the CHARGES SCHEDULE.

      (d) Subject to Section 1.5 of the Agreement, prior to Provider providing services to any third party other than Company using the Employee Service Center, the Parties shall have agreed upon the transfer or replacement of the Company owned or provided IT infrastructure in the Employee Service Center, which includes, but shall not be limited to, the following:

            [***]*

      (e)   With respect to the establishment of a Technology Process Management
            Team:

            (i) A Technology Process Management Team will be formed and the initial members assigned prior to the Process Take-On Date.

            (ii) The Technology Process Management Team shall be involved in the management of any proposed or implemented change, amendment or addition to the Services IT platform or the business processes. The Technology Process Management Team will meet on a monthly basis, and at any other time as required by the Agreement or as necessary or as agreed to by the Parties.

            (iii) The Technology Process Management Team will be comprised of the Parties' Relationship Managers and any other representatives designated by the Relationship Managers.

            (iv) The responsibilities and authorities of the Technology Process Management Team will include management of the Technology Process Procedures, including, but not limited to, management of the Change Control Process with respect to Changes that impact the Services IT platform and/or any business processes.

2.4 Mutual Responsibilities. Each Party agrees to perform its responsibilities set forth in the Technology Process Procedures as mutually agreed upon by the Parties.

2.5 Effectiveness. Once approved by both Parties, the Technology Process Procedures shall be signed by both Provider's and Company's Relationship Managers, at which time such signed Technology Process Procedures shall be deemed to be agreed and incorporated into the Agreement on the date of signature or as the Parties may otherwise agree.

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2.6   Conflicts. In the event of a conflict between the provisions of the
      Agreement and the Technology Process Procedures, the provisions of the Agreement will control unless the Parties expressly agree otherwise in writing.

2.7 Updates and Amendments. During the Term, Provider will update and amend the Technology Process Procedures to the extent deemed necessary by the Parties to reflect new Services, changes in the operating environment or changes in the operations or procedures described in the Technology Process Procedures. The Parties shall submit any changes to the Technology Process Procedures for review, comment and approval in accordance with the CHANGE CONTROL SCHEDULE.


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                                   SCHEDULE W

                       THIRD PARTY PARTICIPATION SCHEDULE

1.0   INTRODUCTION

This Schedule lists certain third party contractors and subcontractors of Company having certain access and cooperation rights, as contemplated by Section
2.3 of the Agreement.

The listing of Third Parties and the nature of access and cooperation provided under this Schedule may be amended from time to time by mutual agreement of the Parties. Company will be responsible for requiring all Third Parties to have adequate insurance against damages to Provider's assets and people, to comply with Provider's security and confidentiality procedures, and Company will make its Relationship Manager (or appropriate designee) available to assist Provider with any necessary problem resolution with such third parties.

2.0   PARTICIPATING THIRD PARTIES

[***]*

--------
* Confidential information has been omitted.

Schedule W - Technical Services Agreement - Final       1
October 18, 2001

Proprietary and Confidential                         International Paper / Exult

                                   SCHEDULE X

                         ADDITIONAL AGREEMENTS SCHEDULE

1.    Additional Agreements shall mean:

      (a) The Side Letter regarding the possible commission payments to be paid by Provider to Company;

      (b)   The Conveyance Document;

      (c)   The ancillary agreements to the Conveyance Document;

      (d)   The Sub-Lease;

      (e)   The Personal Property Sublease; and

      (f)   Site Licenses for the following locations:

            BPTC
            4070 Willow Lake Blvd.
            Memphis, TN 38118

            ITDC
            4100 Willow Lake Blvd.
            Memphis, TN 38118

            Tower I
            6400 Poplar Ave.
            Memphis, TN 38197.

2. The Process-Take-On Date shall not occur unless and until each of the following conditions has been satisfied or waived by each Party:

      (a) The Services under this Agreement and the services under each of the Optional Agreements shall have been completely migrated/converted to Provider; and

      (b) The Additional Agreements shall have been completed and executed in a form satisfactory to each Party.


Schedule X - Technical Services Agreement - Final       1
October 18, 2001

Proprietary and Confidential                         International Paper / Exult

                                   SCHEDULE Y

                        AUDITOR CONFIDENTIALITY SCHEDULE

The terms and conditions listed below, or terms and conditions that are equivalent in all material respects, shall be included in a confidentiality and non-disclosure agreement that any auditor designated by Company ("Auditor") under Section 2.8 of the Agreement shall execute prior to the commencement of any audit activities permitted under the Agreement. At the request of Provider at the time, Company shall provide Provider with a copy of the executed confidentiality and non-disclosure agreement for each Auditor prior to the commencement of any audit activities by such Auditor.

      1. That Auditor will hold as confidential all Confidential Information of Provider and Company, restricting access and use of all such Confidential Information solely to those of Auditors employees who have a legitimate need to know for purposes of the applicable audit.

      2. That Auditor's employees having access to Provider's Confidential Information shall be bound by written employment or non-disclosure agreements broad enough in scope to require such employees to maintain the confidentiality of Provider's Confidential Information.

      3. That Auditor's access to systems, data, facilities and personnel owned or managed by Provider shall be solely for purposes of the audit and Auditor shall comply with Provider's reasonable security and access restrictions to safeguard any Provider Confidential Information and any information relating to other Provider customer.

      4. That Auditor shall not under any circumstances use, copy, disclose, disseminate, commercially exploit in any way (including, without limitation, to compete with Provider), or prepare Derivative Works from, any Confidential Information of Provider, except as reasonably necessary to perform the audit activities or as required by law.

      5. At the request of Provider at the time, Provider shall be named as a third party beneficiary of the agreement with the Auditor.


Schedule Y - Technical Services Agreement - Final       1
October 18, 2001

Proprietary and Confidential                         International Paper / Exult

                                   SCHEDULE Z

                      TERMINATION FOR CONVENIENCE SCHEDULE

1.0   INTRODUCTION

This Termination for Convenience Schedule describes the procedures to be followed by Company if it elects to terminate the Agreement for convenience pursuant to Section 12.5 of the Agreement.

2.0   TERMINATION FOR CONVENIENCE

Company may elect to terminate the Agreement for its convenience, by providing Provider with [***]* prior written notice stating Company's election to terminate for its convenience and the effective date of such termination, provided that such effective date shall be no earlier than [***]* A termination for convenience under either Optional Agreement shall be deemed an election to terminate for convenience under this Agreement.

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* Confidential information has been omitted


Schedule Z - Termination for Convenience - Final     1
October 18, 2001